CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.    Confidential

THIS DEED (the “Deed”) is made on the 20th day of February 2013
BETWEEN

(1)
UCL Business PLC, a public limited company incorporated under the laws of England and Wales with company registration number 02776963 and with its registered office at The Network Building, 97 Tottenham Court Road, London W1T 4TP (“UCL”); and

(2)
Ocera Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, with principal offices located at 12651 High Bluff Drive, Suite 230, San Diego, California 92130 (“Ocera”).

WHEREAS

(A)	UCL is the owner of rights in the Compound and the UCL Technology;

(B)	Ocera is engaged in the development of pharmaceutical products;

(C)
UCL and Ocera have entered into a License Agreement effective as of December 22, 2008 (the “Effective Date”), as amended by a letter agreement between UCL and Ocera, dated June 23, 2010 (the “Original Agreement”), and as amended to an Amended and Restated License Agreement, dated July 26, 2011 (the “Amended and Restated Agreement”); and

(D)	UCL and Ocera desire to amend the Amended and Restated Agreement to amend certain milestone events, milestone payments and Ocera’s development and commercialization obligations, as set out in the amendments to the Amended and Restated Agreement attached as a Schedule to this Deed with effect from the date of this Deed (the “Variation Date”).
THIS DEED WITNESSES AS FOLLOWS:-

1.	Terms defined in the Agreement
Defined terms used in this Deed shall have the meaning set out in the Amended and Restated Agreement.

2.	Variation
With effect from the Variation Date the parties agree to amend the Amended and Restated Agreement as shown in the copy of the Amended and Restated Agreement attached at the Schedule to this Deed, where deletions to the Amended and Restated Agreement are shown in struck through text and additions are shown in underlined text. Except as expressly reflected in such amendments, the Amended and Restated Agreement remains in full force and effect in accordance with its terms.

3.	Miscellaneous

3.1	This Deed shall be interpreted and construed in accordance with the laws of England and Wales, and the parties agree to submit to the exclusive jurisdiction of the Courts of England and Wales.

3.2	Any notice to be given under this Deed must be given in accordance with the provisions of the Amended and Restated Agreement.
The Schedule
Varied Amended and Restated Agreement

This Deed has been entered into on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by UCL BUSINESS PLC acting by a Director in the presence of a witness	) ) )	Signed s/Anne Lane Full Name ANNE LANE Director Witness’ Signature s/Richard J. Fagan Witness’ Full Name Richard J. Fagan Witness’ Address 24A Sedgemere Ave. East Finchley London N20SX

EXECUTED and DELIVERED as a DEED by OCERA THERAPEUTICS, INC. acting by two of its authorized officers	) ) ) )	Signed s/Linda Grais Full Name Linda Grais Title CEO Signed s/Dana McGowan Full Name Dana McGowan Title C.F.O.

AMENDED AND RESTATED LICENSE AGREEMENT
THIS AMENDED AND RESTATED LICENSE AGREEMENT (the “Agreement”) is entered into as of [ ]July 26, 2011 by and among UCL BUSINESS PLC, a public limited company incorporated under the laws of England and Wales with company registration number 02776963 and with its registered office at The Network Building, 97 Tottenham Court Road, London W1T 4TP (“UCL”), and OCERA THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware, with principal offices located at 12651 High Bluff Drive, Suite 230, San Diego, California 92130 (“Ocera”).
RECITALS
WHEREAS, UCL is the owner of rights in the Compound and the UCL Technology (as defined below);
WHEREAS, Ocera is engaged in the development of pharmaceutical products;
WHEREAS, UCL and Ocera have entered into that certain License Agreement effective as of December 22, 2008 (the “Effective Date”), as amended by that certain letter agreement between UCL and Ocera, dated June 23, 2010 (the “Original Agreement”); and
WHEREAS, UCL and Ocera desire to amend and restate the Original Agreement to, among other things, amend certain milestone events, milestone payments and royalty rates, as set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS
1.1    “Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company or entity 50% or more of the voting stock or participating profit interest of which is owned or controlled, directly or indirectly, by a party, and any company or other entity which owns or controls, directly or indirectly, 50% or more of the voting stock of a party.
1.2    “Calendar Quarter” shall mean each respective period of three consecutive months ending on March 31, June 30, September 30 and December 31.
1.3    “Calendar Year” shall mean each respective period of 12 consecutive months beginning on January 1.
1.4    “Claim” shall mean a claim of any issued patent within the UCL Patents, which covers (a) the use of a Licensed Product in liver decomposition or hepatic encephalopathy, or (b) the composition of a Licensed Product.
1.5    “Claim Application” shall mean a claim within the UCL Patents, which covers (a) the use of a Licensed Product in the liver decomposition or hepatic encephalopathy, or (b) the composition of a Licensed Product.
1.6    “Collaboration Agreement” shall mean the collaborative research agreement between the parties with the same date as the Original Agreement.
1.7    “Commercially Reasonable Efforts” shall mean those efforts consistent with the exercise of customary scientific and business practices as applied in the pharmaceutical industry in a particular jurisdiction for development and commercialization activities conducted with respect to other products of similar potential and market size in such jurisdiction.
1.8    “Completion” shall mean, with respect to any preclinical or clinical trial, (a) the completion of such preclinical or clinical trial, and (b) receipt by UCL of written confirmation by Ocera that such preclinical or clinical trial successfully met the endpoints or other objectives of such trial, provided that “Completion” shall be deemed to have occurred irrespective of whether UCL has received such written confirmation, once Ocera has received confirmation from the relevant Regulatory Authority that Ocera can commence the next phase in the development of a Licensed Product. For purposes of clarification, such next phase shall in the case of Proof-of-Concept Phase II Trial be a Phase IIb Trial, shall in the case of Phase IIb Trial be a Phase III Trial and shall in the case of a Phase III Trial be an application for Regulatory Approval. “Complete” and “Completed” shall have correlative meanings.
1.9    “Compound” shall mean the combination of the compounds known as L‑Ornithine and Phenylacetate (and all analogs, salts, polymorphs, prodrugs, isomers and formulations of the foregoing, including any derivatives which are covered by the UCL Technology).
1.10    “Confidential Information” shall have the meaning provided in Section 7.1.
1.11    “Control” shall mean, with respect to any Information, Patents or other intellectual property rights, possession by a party of the right, power and authority (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense to such Information, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party.
1.12    “Development Plan” shall mean a summary of the pre-clinical, clinical and pharmaceutical development plan, which sets out the activities and timetable for the development of the Compound and Licensed Product, as updated by Ocera and/or its Sublicensees from time to time and provided to UCL.
1.13    “Dosage Form” shall mean the physical form of a dose of a Licensed Product, such as a capsule, tablet or intravenous administration.
1.14    “External Funding” shall mean any funding or assistance provided by any Third Party, including without limitation, any state or public body.

1.15    “Field” shall mean any and all uses.
1.16    “First Commercial Sale” shall mean, with respect to a Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after the Regulatory Authority in such country has granted Regulatory Approval.
1.17    “GAAP” shall mean generally accepted accounting principles in the United States, or internationally, as appropriate, consistently applied and shall mean the international financial reporting standards (“IFRS”) at such time as IFRS becomes the generally accepted accounting standard and applicable laws require that a party use IFRS.
1.18    “Generic Competition” shall mean, with respect to a given country in the Territory, the introduction by one or more Third Parties into such country, including by means of parallel imports, of one or more generic product(s). A generic must contain the same active ingredient as the reference drug and compete with the applicable Licensed Product.
1.19    “Indication” shall mean a disease, disorder, symptom or other particular circumstance that indicates the advisability or necessity of a specific medical treatment or procedure.
1.20    “Information” shall mean all tangible and intangible (a) technology, trade secrets, inventions (whether patentable or not), methods, know-how, clinical and test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.
1.21    “Licensed Product” shall mean a product that contains or comprises the Compound, including all analogs, formulations, line extensions and modes of administration thereof.
1.22    “Losses” shall have the meaning provided in Section 9.1.
1.23    “Major Country” shall mean France, Germany, Italy, Spain, the United Kingdom, Japan or the United States of America.
1.24    “NDA” shall mean a new drug application (as more fully defined in 21 C.F.R. 314.5 et seq.) or equivalent application, and all amendments and supplements thereto. filed with the applicable Regulatory Authority in a country or jurisdiction in the Territory (including any supra-national agency such as in the European Union), including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell a pharmaceutical product.
1.25    “Net Sales” shall mean the total gross amount invoiced for sales or other dispositions of Licensed Products by or on behalf of Ocera and/or its Sublicensee(s) to Third Party customers, after deducting, in accordance with GAAP, any (a) credits, allowances, samples, discounts and rebates to, and chargebacks from the account of, such Third Party customers; (b) freight, postage, shipping and insurance costs; (c) trade discounts, cash discounts, quantity discounts and rebates, including charge back payments, and rebates granted to managed care organizations, including, but not limited to, wholesalers and chain and pharmacy buying groups; (d) retroactive price reductions; (e) amounts payable resulting from governmental, regulatory or agency mandated rebate programs, (f) amounts repaid or credited for uncollectible amounts on previously sold products; (g) sales, value-added and other direct taxes incurred directly in connection with the sale of Licensed Products; and (h) customs duties, custom broker charges and other surcharges and governmental charges incurred in connection with the exportation or importation of Licensed Products, to the extent the same are actually charged and separately itemised on the relevant invoice. In the case of any sale or other disposal of a Licensed Product between or among Ocera and its Affiliates or Sublicensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party. In the case of any sale or other disposal for value, such as barter or counter-trade, of any Licensed Product other than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated as above on the value of the non-cash consideration received or, if higher, the average sales price of such Licensed Product (for like quantity) during the applicable reporting period in the country of sale or disposal; provided, however, that any dispute as to the determination of Net Sales in accordance with the immediately preceding sentence that cannot be resolved by agreement of the parties shall be referred to an expert for resolution in accordance with the provisions of Exhibit E.
Any disposal of Licensed Products for, or use of Licensed Products in, clinical or pre-clinical trials, given as free samples or given free to government or charitable organisations solely for distribution as part of indigent programs shall not be included in Net Sales.
In the case of any product that is a Licensed Product sold in combination with any other active ingredient(s), compound(s) or component(s) (for example, a delivery device) that is not part of the Licensed Product or is priced separately, whether packaged together or in the same therapeutic formulation (a “Combination Product”), Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Licensed Product, if sold separately, and B is the total invoice price of the other active ingredient(s) or compound(s) in the Combination Product, if sold separately. If, on a country‑by‑country basis, the other active ingredient(s) or compound(s) in the Combination Product is not sold separately in said country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/D, where A is the invoice price of the Licensed Product, if sold separately, and D is the invoice price of the Combination Product. If neither the Licensed Product nor the other active ingredient(s) or compound(s) in the Combination Product is sold separately in a given country, the parties shall determine Net Sales for such Combination Product by mutual agreement based on the relative contribution of the Licensed Product and the other active ingredient(s) or compound(s) in the Combination Product; provided, however, that any dispute as to the determination of Net Sales in accordance with the immediately preceding sentence that cannot be resolved by agreement of the parties shall be referred to an expert for resolution in accordance with the provisions of Exhibit E.
1.26    “Non-Commercial Research” shall mean use of UCL Patents and/or UCL Know-How for academic research or other non-for-profit purposes that do not use the UCL Patents or the UCL Know-How in the research, development, production or manufacture of products for commercial purposes.
1.27    “Nondisclosure Agreement” shall mean the nondisclosure agreement between the parties, dated May 15, 2008.
1.28    “Patents” shall mean (a) patents, re-examinations, reissues, renewals, confirmations, extensions (including supplemental protection certificates) and term restorations, and (b) pending applications for patents, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications, including, without limitation, inventors’ certificates.
1.29    “Phase IIb Trial” shall mean a study of a Licensed Product in human patients to determine initial efficacy before commencing a Phase III Trial, which study is determined by Ocera or its Sublicensee to be a Phase IIb Trial.
1.30    “Phase III Trial” shall mean a confirmatory pivotal study in human patients with a defined dose or a set of defined doses of a Licensed Product designed to ascertain efficacy and safety of such Licensed Product for the purpose of submitting an application for Regulatory Approval to the competent Regulatory Authority in a country or jurisdiction in the Territory.
1.31    “Proof-of-Concept Phase II Trial” shall mean (a) a study of a Licensed Product in human patients to obtain a preliminary indication of the doses that result in suitable efficacy, safety and tolerance for acute liver failure, and (b) a study of a Licensed Product in human patients to obtain a preliminary indication of the doses that result in suitable efficacy, safety and tolerance for hepatic encephalopathy.
1.32    “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals, if required), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and/or sale of a Licensed Product in such jurisdiction.
1.33    “Regulatory Authority” shall mean the governmental authority or agency having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the applicable country or jurisdiction in the Territory, including the United States Food and Drug Administration, or any successor agency thereto, in the United States of America.
1.34    “Royalty Term” shall mean, in the case of any Licensed Product, in any country in the Territory, the period of time commencing on the First Commercial Sale in such country and ending upon the later of (a) the expiration in such country of the last-to-expire Valid Claim within the UCL Patents covering (i) the composition or use of the Compound or (ii) the composition or use of the Licensed Product or (b) ten (10) years after the date of First Commercial Sale in such country, subject to Section 3.3.
1.35    “Sublicence Agreement” means any agreement between Ocera and a Sublicensee.
1.36    “Sublicensee” shall mean a Third Party or an Affiliate of Ocera to whom Ocera has granted a sublicense of any of the rights with respect to Licensed Products licenses to Ocera under Section 2.1, beyond the mere right to purchase Licensed Product.
1.37    “Term” shall have the meaning provided in Section 8.1.
1.38    “Territory” shall mean the world.
1.39    “Third Party” shall mean any entity other than UCL or Ocera or an Affiliate of UCL or Ocera.
1.40    “Third Party License” shall have the meaning provided in Section 3.4.
1.41    “UCL Indemnitee” shall have the meaning provided in Section 9.1.
1.42    “UCL Know-How” shall mean Information that UCL or any of its Affiliates Controls (i) on the Effective Date that has been developed by Professor Rajiv Jalan and the members of his research team working at the University and which relates directly to the Compound in the Field in the Territory, including all Information listed in Exhibit B, and (ii) after the Effective Date that arises from the Proof-of-Concept Phase II Trial or the Collaboration Agreement, and (iii) in respect of which Ocera exercises its option under Section 2.7.
1.43    “UCL Patents” shall mean the Patents listed in Exhibit A to this Agreement and any Patents that claim priority solely from the Patents listed in Exhibit A and/or any of their priority filings and any other Patents owned by UCL that relate to the Compound and are based on UCL Know-How.
1.44    “UCL Technology” shall mean the UCL Patents and UCL Know-How.
1.45    “University” shall mean University College London, a charity incorporated by Royal Charter and having its address at Gower Street, London WC1E 6BT.
1.46    “Valid Claim” shall mean a claim of any issued, unexpired patent within the UCL Patents that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through formal patent prosecution and/or maintenance proceedings including through reissue or disclaimer.

2.	GRANT OF RIGHTS
2.1    Licenses Granted to Ocera. UCL hereby grants to Ocera, during the Term, an exclusive license under the UCL Technology to research, develop, make, have made, use, offer for sale, sell, import and export the Compound and Licensed Products in the Field in the Territory subject to and in accordance with the terms of this Agreement. Without limiting the foregoing, under the licenses granted under this Section 2.1, UCL hereby grants to Ocera, during the Term, the exclusive right to access, use and reference all data and know‑how within the UCL Technology in the Territory in order to research, develop, make, have made, use, offer for sale, sell, import and export the Compound and Licensed Products in the Field in the Territory.
2.2    Commercially Reasonable Efforts. Ocera, agrees that it and, as applicable, its Sublicensees, shall use Commercially Reasonable Efforts to follow the Development Plan and to pursue development and commercialization of Licensed Products in the Field in the Territory which shall include Commercially Reasonable Efforts to:
(a)    develop a commercially viable Licensed Product in the Field;
(b)    file an Investigational New Drug application for a Licensed Product on or before December 31, 2010;
(c)    initiate human clinical trials of a Licensed Product funded by Ocera on or before December 31, 2011;
(d)    initiate a first Dosage Form (IV), first Indication proof-of-concept Phase IIb Trial by the end of the first Calendar Quarter 2014;
(e)    initiate a second Dosage Form (oral), first Indication study in humans by the end of the third Calendar Quarter 2014; and
(f)    market and promote at least one Licensed Product in each Major Country where Regulatory Approval has been granted for that Licensed Product.
~~(e)    initiate a first Dosage Form (IV), first Indication proof-of-concept Phase IIb Trial by the end of the first Calendar Quarter 2014; and~~
~~(f)    initiate a second Dosage Form (oral), first Indication study in humans by the end of the third Calendar Quarter 2014.~~
Every six (6) months from the Effective Date, Ocera will provide UCL with a brief report on the status of such development and commercialization activities and on Ocera’s progress with the Development Plan. As part of this report Ocera shall inform UCL of the status of the IV Acute Liver Failure study progress (second Indication), and share its plans with UCL for the potential development of this Indication. If a report referred to in this paragraph demonstrates that Ocera and/or its Sublicensees have not undertaken any development and/or commercialization activities in respect of Licensed Products within the 6 month period covered by the report or else have undertaken only development or commercialization activities which are immaterial or trivial in nature, Ocera shall within 30 days of a request from UCL meet with UCL to discuss the report and shall provide UCL with evidence of Ocera’s ongoing commitment to the development and commercialization of Licensed Products.
Upon written notice to UCL, Ocera may extend the dates for performance of the above diligence obligations for a reasonable period of time if necessary to meet the requirements or requests of any applicable Regulatory Authority or other reasonable considerations, including, but not limited to, safety and manufacturing considerations.
2.3    No Implied Licenses. No right or license under any Patents or Information of either party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.
2.4    Proof-of-Concept Phase II Trials. The Proof-of-Concept Phase II Trial was conducted and managed by UCL pursuant to study designs prepared by Professor Rajiv Jalan. UCL did consult with Ocera and take account of any reasonable views expressed by Ocera, provided such views were expressed by Ocera within any reasonable timeframe notified to Ocera by UCL, on all substantial matters related to such study designs, but Ocera was not involved in the conduct or management of the Proof-of-Concept Phase II Trial, although Ocera did provide support.. UCL was solely responsible for all costs and expenses of such Proof-of-Concept Phase II Trial, and funding for such trial was provided through a grant by the Medical Research Council to UCL. For the avoidance of doubt UCL and UCLB are not responsible for any further costs incurred by Ocera in carrying out the Development Plan.
2.5    Supply of Compound. Promptly after the Effective Date, UCL shall make available to Ocera at no cost all quantities of Compound, including, without limitation, any raw materials and intermediates, UCL currently has on-hand for use solely in non-clinical studies. UCL shall have no other obligations under this Agreement to supply Compound or Licensed Product to Ocera for any purposes, including, without limitation, clinical purposes and commercial purposes, unless otherwise mutually agreed in writing by the parties. Any quantities of Compound supplied by either party for use solely in non-clinical studies are supplied on ‘as is’ basis and without any warranty or representation as to its quality or fitness for any purpose.
2.6    Technology Transfer. Within 90 days of the Effective Date UCL shall, at its own expense, transfer to Ocera all UCL Technology as is reasonably necessary in order to allow Ocera to exercise fully the licences granted to Ocera under Section 2.1, to the extent that UCL is legally entitled to disclose such UCL Technology to Ocera. UCL shall at the request of Ocera provide Ocera, free of charge, with up to 90 days of assistance regarding all such UCL Technology transferred under this Section 2.6 within the 6 month period after the Effective Date. If Ocera requires any further assistance from UCL in addition to that provided under this Section 2.6, UCL shall use its reasonable endeavors to provide such assistance but accepts no further obligation in this respect and any such further assistance provided by UCL shall be charged to Ocera based on the time spent by each of UCL’s or the University’s officers, employees, consultants, agents, representatives, contractors and advisors engaged in providing the further assistance at the rates set out in Exhibit C plus all out-of-pocket expenses reasonably incurred by such individuals, such payment shall be payable by Ocera to UCL monthly in arrears.
2.7    Non-Commercial Research. Notwithstanding the grant of the exclusive licence under Section 2.1, UCL shall retain the right to use, and allow both (i) the University and (ii) non-profit entities acting in collaboration with UCL and/or the University, to use the UCL Technology solely for Non-Commercial Research. Ocera shall have an option to take a licence to any Information that relates to the Compound and that arises from any such Non-Commercial Research in which Professor Rajiv Jalan and the members of his research team working at the University are involved during the Term. Such option shall be exercisable by Ocera giving written notice to UCL within 30 days of UCL providing details of such Information to Ocera.

2.8
Upon Ocera’s exercise of such option, the relevant Information shall be deemed to be included within the meaning of “UCL Know-How” and shall be subject to the provisions of this Agreement. Ocera’s licence shall be subject to the terms of any External Funding for the Non-Commercial Research from which the relevant Information arises. UCL shall share with Ocera the terms attached to any External Funding if such terms could adversely affect the rights or obligations of Ocera and in these circumstances the terms and conditions related to such External Funding will be subject to the prior written approval of Ocera, which may not unreasonably withheld or delayed. In any disclosure contemplated by this Section 2.7, UCL shall take all reasonable steps to preserve the rights of Ocera as granted by the terms of this Agreement.
2.9    Sublicensing and Subcontracting.    Ocera may sublicense and/or subcontract its rights under this Agreement provided that it enters into a written agreement with each Sublicensee and shall ensure that:
(a)    the provisions of the Sublicence Agreement are consistent with the provisions of this Agreement (in particular, Sections 2.1, 2.2, 2.8, 3.4, 4.1, 5, 6.1, 7, 8, 9.1, 9.2 and 10.6) and do not place any obligations on UCL more onerous than those set forth herein;
(b)    the Sublicence Agreement imposes obligations of confidentiality on the Sublicensee which are no less onerous than those set out in Section 7;
(c)    the Sublicence Agreement shall be terminated if the Sublicensee challenges, opposes or otherwise disputes (or assists any Third Party to challenge, oppose or otherwise dispute) the ownership, validity and/or scope of any of the UCL Technology in any court, patent office or arbitration proceedings; and
(d)    each Sublicence Agreement names UCL as a beneficiary of the Sublicence Agreement so that UCL has a direct right of action against the Sublicensee in the event that the Sublicensee is in breach of the Sublicence Agreement, but only if and to the extent that Ocera fails to timely enforce such rights on its own behalf.
Ocera shall procure that each Sublicensee complies fully at all times with the provisions of its Sublicence Agreement and Ocera shall be liable for all acts and omissions of each of its Sublicensees that, if committed by Ocera, would constitute a breach of any of the provisions of this Agreement. Ocera shall provide UCL with a true and complete copy of any Sublicence Agreement promptly following its execution; provided, however, that prior to providing such Sublicence Agreement to UCL, Ocera may first redact any Confidential Information that is not necessary to disclose to UCL in order to ensure compliance with this Agreement.

3.	FEES AND PAYMENTS
3.1    Upfront Fee. Ocera paid to UCL a non-refundable upfront fee of US$1,000,000 within 45 days after the Effective Date.
3.2    Milestone Payments. Within 45 days following the first occurrence of each of the events set forth below with respect to a Licensed Product, Ocera shall pay to UCL the

3.3
milestone payment set forth below (whether such milestone is achieved by Ocera or any of its Sublicensees):

Milestone Events for First Dosage Form (e.g., IV), First Indication (e.g., acute hepatic encephalopathy (HE)) of a Licensed Product	Milestone Payment
Completion of Phase IIb Trial in first Major Country	[*]
Completion of Phase III Trial in first Major Country	[*]
Regulatory Approval in first Major Country	[*]
[ * ]	[*]
Milestone Events for First Dosage Form (e.g., IV), Second Indication (e.g., liver cirrhosis) of a Licensed Product	Milestone Payment
Completion of Phase IIb Trial in first Major Country	[*]
Completion of Phase III Trial in first Major Country	[*]
Regulatory Approval in first Major Country	[*]
[ * ]	[*]
Milestone Events for Second Dosage Form (e.g., oral), First Indication (e.g., minimal HE) of a Licensed Product	Milestone Payment
Completion of Phase IIb Trial in first Major Country	[*]
Completion of Phase III Trial in first Major Country	[*]
Regulatory Approval in first Major Country	[*]
[ * ]	[*]
[ * ]	[*]
[ * ]	[*]
[ * ]	[*]
[ * ]	[*]
Sales Milestones	Milestone Payment
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
Each of the milestone payments described in this Section 3.2 shall be payable only one time for the first occurrence of the applicable milestone event. For purposes of clarification, all references made to “first Major Country” shall mean the first Major Country in which the particular milestone event is achieved, which may or may not be the same Major Country as that in which an earlier milestone event was achieved for the same Dosage Form and/or Indication of a Licensed Product. The terms ‘first Dosage Form’, ‘second Dosage Form’, ‘first Indication’ and ‘second Indication’ shall apply separately in respect of and according to the order in which the combinations of Dosage Form and Indication meet each milestone event. Should, for example, the first Indication or Dosage Form be abandoned for any reason in the first Major Country and a new Indication or Dosage Form is developed, then that new Indication or Dosage Form shall replace the first Indication or Dosage Form for purposes of the milestone events in this Section 3.2, with milestone payments beginning with the first milestone event to occur following the last milestone event for which a milestone payment has already been made.
In relation to all clinical trials to which the milestone payments described in this Section 3.2 relate, Ocera shall notify UCL of the endpoints or other objectives of the trial and shall promptly notify UCL in writing of the conclusion or completion of the trial together with an evaluation against the original endpoints or other objectives for the purpose of determining “Completion”.
The parties agree that in the event that, following the Effective Date, all Claim Applications have been finally rejected by a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken by either party within the time allowed for appeal in all of the Major Countries, the parties shall, upon written request by Ocera to UCL, negotiate in good faith appropriate modifications to this Section 3.2 to change any outstanding milestone events and reduce the amounts of any milestone payments not yet paid or due to UCL. For the avoidance doubt, UCL shall not be required to repay any sums paid by or due from Ocera in respect of milestone events that have already occurred prior to the discussions referred to in this paragraph.
3.4    Royalties.
(a)    Royalty Rates. During the Royalty Term, Ocera shall pay to UCL royalties on Net Sales of Licensed Products in the Field in the Territory at the following rates, subject to Section 3.3(b), (c) or (d), as applicable, and Section 3.4:
(i)    [*] of that portion of total annual Net Sales of Licensed Products in the Field in the Territory that is less than or equal to [*];
(ii)    [*] of that portion of total annual Net Sales of Licensed Products in the Field in the Territory that is greater than [*] and less than or equal to [*]; and
(iii)    [*] of that portion of total annual Net Sales of Licensed Products in the Field in the Territory that is greater than [*].
(b)    Reduction in Royalty Rates Where There Is No Valid Composition or Use Claim. In any period during the Royalty Term in which there is no Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any country in the Territory, then:
(i)    the royalties due to UCL with respect to such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above if there is no Generic Competition in such country; and
(ii)    the royalties due to UCL with respect to such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to zero if there is Generic Competition in such country.
(c)    Reduction in Royalty Rates Where There Is A Valid Composition or Use Claim in a Major Country. In any period during the Royalty Term in which there is a Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any Major Country in the Territory and there is Generic Competition in such Major Country, then, subject to Section 3.3(e):
(i)    if the market share of such Licensed Product in such Major Country, as reported in sales by Intercontinental Medical Statistics (“IMS”), declines by at least 15% but less than 30% compared to the market share of such Licensed Product in such Major Country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above;
(ii)    if the market share of such Licensed Product in such Major Country, as reported in sales by IMS, declines by at least 30% but less than 45% compared to the market share of such Licensed Product in such Major Country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such Major Country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above; and
(iii)    if the market share of such Licensed Product in such Major Country, as reported in sales by IMS, declines by more than 45% compared to the market share of such Licensed Product in such Major Country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such Major Country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above.
(d)    Reduction in Royalty Rates Where There Is A Valid Composition or Use Claim in a Country Other Than a Major Country. In any period during the Royalty Term in which there is a Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any country in the Territory other than a Major Country and there is Generic Competition in such country, then, subject to Section 3.3(e):
(i)    if the market share of such Licensed Product in such country, as reported in sales by IMS, declines by at least 15% but less than 30% compared to the market share of such Licensed Product in such country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above;
(ii)    if the market share of such Licensed Product in such country, as reported in sales by IMS, declines by at least 30% but less than 45% compared to the market share of such Licensed Product in such country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above;
(iii)    if the market share of such Licensed Product in such country, as reported in sales by IMS, declines by more than 45% compared to the market share of such Licensed Product in such country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above; and
(iv)    notwithstanding the foregoing, if Ocera can demonstrate that sales of such Licensed Product in such country has rendered such Licensed Product unprofitable, then the royalties due to UCL with respect to such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to zero.
(e)    Reduction in Royalty Rates Where There Is A Valid Composition or Use Claim and Ocera Brings an Infringement Action. In any period during the Royalty Term in which there is a Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any country in the Territory and there is Generic Competition in such country, and Ocera (or its Sublicensee) initiates an action or proceedings to cease and/or prevent such Generic Competition from commencing and/or continuing in such country as contemplated by Section 5.3, then notwithstanding anything to the contrary set forth herein, the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to zero. If such action results in termination of the Generic Competition in such country, then any recovery obtained as a result of such action shall be applied in the manner described in Section 5.3, and Ocera shall pay royalties at the then-applicable royalty rate in accordance with this Section 3.3 on any Net Sales of such Licensed Product in such country during the period in which there was Generic Competition where Ocera did not pay previously pay royalties on such Net Sales by virtue of this Section 3.3(e), plus interest on such royalties from the date that such royalties would otherwise have been due at the at a rate equivalent to 2% above the Barclays Bank plc base lending rate then in force in London.
3.5    Royalty Credit. On a Licensed Product-by-Licensed Product basis, in the event that Ocera or any of its Sublicensees, as applicable, obtains a license to any intellectual property rights of a Third Party (a “Third Party License”) in order to avoid infringing such Third Party’s patent(s) in the course of the manufacture, use or sale of Licensed Products, Ocera shall have the right to credit [*] of any payment made to such Third Party under such Third Party License against up to [*] of any royalty otherwise due to UCL hereunder; provided, however, that in no event shall the royalties due to UCL for any Licensed Product in any Calendar Quarter be reduced to less than [*] of the royalties then due and payable to UCL.
3.6    Partnering Opportunities Introduced by UCL. In the event that Ocera enters into a written agreement regarding a Licensed Product with China Medical Systems Holdings, Ltd. and/or any other Third Party which was introduced to Ocera in writing by UCL and/or any Affiliate of UCL on or before the Effective Date, Ocera will pay to UCL, in addition to the milestone payments made by Ocera pursuant to Section 3.2, a percentage of all milestone payments received by Ocera from such Third Parties under such agreements within 45 days of the receipt of such funds at the following rates:
(a)(i)    [*] of any milestone payments received by Ocera from such Third Party for the achievement by such Third Party of any milestone events outlined in Section 3.2 of this Agreement up to, but not including, the milestone event regarding Completion of successful Phase III Trial in the first Major Country for the first Dosage Form, first Indication of Licensed Product; and
(a)(ii)    [*] of any milestone payments received by Ocera from such Third Party for the achievement by such Third Party of any of the remaining milestone event outlined in Section 3.2 of this Agreement, beginning with Completion of successful Phase III Trial in the first Major Country for the first Dosage Form, first Indication of Licensed Product; or
(b)    where the milestone events in Ocera’s written agreement with such Third Party are structured differently to those outlined in Section 3.2 of this Agreement, [*] of any milestone payment received by Ocera from such Third Party relating to the first Dosage Form, first Indication of Licensed Product.
For purposes of clarification, Ocera shall not be obligated to make any payments to UCL under this Section 3.5 unless such Third Party is required under Ocera’s agreement with such Third Party to make such milestone payments to Ocera.

4.	PAYMENT; RECORDS; AUDITS
4.1    Payment; Reports. All payments due to UCL under this Agreement shall be paid within 45 days of the end of each Calendar Quarter, unless otherwise specifically provided herein. Each payment shall be accompanied by a report of Net Sales of Licensed Products by Ocera and its Sublicensees in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation the information set out in Exhibit D. Ocera shall keep, and shall cause its Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit UCL to confirm the accuracy of all payments due hereunder.
4.2    Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. When conversion of payments from any foreign currency is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country where such Net Sales occurred as published by OANDA.com, or such other published currency rate as mutually agreed upon in writing by the parties, during the Calendar Quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by UCL, unless otherwise specified in writing by UCL.
4.3    VAT and Sales Tax. The parties acknowledge that no value added tax, sales tax or similar taxes are payable in respect of any payments made by Ocera to UCL under this Agreement. In the event any such taxes become payable due to a change in the law, the parties shall promptly meet to discuss the change and shall cooperate in good-faith to determine how best to divide and structure payment between the parties so as to minimize the overall tax burden on each party, but in any event Ocera agrees that it shall not be entitled to derive a benefit from any such change in the law and shall pay any such taxes due and owing by Ocera to the extent they are recoverable by Ocera.
4.4    Income Tax Withholding. If any taxes are required by law to be withheld by Ocera, Ocera will (a) deduct such taxes from the payment made to UCL, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to UCL and certify its receipt by the taxing authority within the period for payment permitted by the relevant law. For the avoidance of doubt, any amount withheld by Ocera from any amount payable to UCL under this Agreement for or on account of taxes shall be deemed paid to UCL for purposes of this Agreement. The parties shall cooperate to ensure that all sums payable under this Agreement can be lawfully paid without deduction or withholding of tax, where this is possible under the laws of the relevant jurisdiction, and in particular, UCL will (i) upon execution of this Agreement, (ii) promptly upon reasonable demand by Ocera, and (iii) promptly upon learning that any form previously provided by it has become obsolete or incorrect, deliver to Ocera, or to such government or taxing authority as Ocera reasonably directs, any form or document that may be required or reasonably requested in order to allow Ocera to make any payment under this Agreement without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate (including IRS Form W-8BEN), with any such form or document to be accurate and completed in a manner reasonably satisfactory to Ocera and to be executed and to be delivered with any reasonably required certification. UCL hereby represents that it is a “foreign person” (including within the meanings used in Treasury Regulation § 1.6041-4(a)(4) and in Treasury Regulations §§ 1.1441-1 to —9) for all U.S. federal income tax purposes.
4.5    Audits. During the Term and for a period of three years thereafter, Ocera shall keep (and shall cause its Sublicensees to keep) complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit UCL to confirm the accuracy of all royalty payments due hereunder. UCL shall have the right to cause an independent, certified public accountant reasonably acceptable to Ocera to audit such records (including the records of Ocera’s Sublicensees) to confirm Net Sales and royalty payments for a period covering not more than the three years preceding the date the applicable payment was made. Such audits may be exercised during normal business hours upon a minimum of 60 days prior written notice to Ocera, but no more than frequently than once per year. Prompt adjustments shall be made by the parties to reflect the results of such audit. UCL shall bear the full cost of such audit unless such audit discloses an underpayment by Ocera of more than 5% of the amount of royalty payments due under this Agreement, in which case, Ocera shall bear the full cost of such audit and shall promptly remit to UCL the amount of any underpayment.

5.	INTELLECTUAL PROPERTY
5.1    Patent Prosecution and Maintenance. Ocera shall have first right, but not the obligation, to file, prosecute and maintain all patent applications and patents included in the UCL Patents. UCL and its Affiliates and employees of UCL or its Affiliate shall testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid Ocera to file, prosecute and maintain all such patent applications and patents in all countries. Ocera shall be responsible for all costs, fees and expenses, including attorneys’ fees, incurred from and after the Effective Date in connection with the filing and prosecution of such patent applications and the maintenance of such patents. Ocera shall consult with and take account of any reasonable views expressed by UCL, provided such views are expressed by UCL within any reasonable timeframe notified to UCL by Ocera, on all substantial matters concerning prosecution strategy and shall keep UCL informed of progress with regard to the filing, prosecution and maintenance of the UCL Patents by providing UCL with copies of official actions, amendments and responses with respect to such prosecution. Ocera agrees to notify UCL in writing in a timely manner if it does not desire to support the continued prosecution or appeals or maintenance of any patent applications or patents included in the UCL Patents. In the event Ocera declines to pursue the filing, prosecution or maintenance of any patent applications or patents included in the UCL Patents, UCL may, at its own expense, continue to prosecute or maintain such patent application or patent; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not continuing to prosecute or maintain such patent application or patent. In the event UCL elects to continue such prosecution or maintenance of such patent application or patent in accordance with the immediately preceding sentence, the licence granted to Ocera in respect of such patent application or patent under Section 2.1 shall immediately terminate and the relevant patent application or patent shall cease to be a UCL Patent for the purposes of this Agreement.
5.2    Patent Term Extension and Restoration. The parties shall cooperate in obtaining any patent term extension, restoration or supplemental protection certificates or their equivalents in any country where applicable to UCL Patents. Ocera shall have first right, but not the obligation, to elect to seek such patent term extension, restoration or supplemental protection, and UCL shall abide by such election and shall take reasonable steps to assist Ocera in obtaining any such patent term extension, restoration or supplemental protection, including by providing Ocera with copies of any Information Controlled by UCL which is reasonably necessary or useful in connection therewith; provided that Ocera will first discuss with UCL and consider in good faith any reasons for not seeking such patent term extension, restoration or supplemental protection. In the event and to the extent Ocera declines to exercise its right in respect of any patent, whether any patent within the UCL Patents or any other patent relating to a Licensed Product, UCL shall have the right, at its own expense, to make the election to seek the relevant patent term extension, restoration or supplemental protection, and Ocera shall abide by such election and shall take reasonable steps to assist UCL in obtaining any such patent term extension, restoration or supplemental protection, including by providing UCL with copies of any Information Controlled by Ocera which is reasonably necessary or useful in connection therewith; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not seeking such patent term extension, restoration or supplemental protection.
5.3    Infringement by Third Parties. UCL and Ocera shall promptly notify the other in writing of any alleged or threatened infringement of any UCL Patent of which they become aware. Ocera shall have the first right to bring and control any action or proceeding with respect to infringement of any of the UCL Patents in the Territory at its own expense and by counsel of its own choice, and UCL shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Ocera fails to bring an action or proceeding within (a) 90 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, UCL shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Ocera shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not bringing such an action. The party that brings and controls such action or proceeding shall keep the other party updated regarding the status and costs of such action or proceeding. In no event shall either party admit the invalidity of, or after exercising its right to bring and control an action under this Section 5.3, fail to defend the validity of, any UCL Patent without the other party’s prior written consent. Neither party shall have the right to settle any patent infringement litigation under this Section 5.3 relating to any UCL Patent without the prior written consent of the other party, which shall not be unreasonably withheld. Except as otherwise agreed by the parties as part of a cost-sharing arrangement, any recovery obtained by either party in connection with or as a result of any action contemplated by this Section 5.3, whether by settlement or otherwise, shall be shared in order as follows: (i) the party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action; (ii) the other party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; (iii) where Ocera initiated and prosecuted the action, any remaining amounts after such reimbursement of the parties’ costs and expenses that are attributable to lost sales or lost profits with respect to Licensed Products shall be treated as Net Sales of Licensed Products for purposes of this Agreement; and (iv) any other remaining amounts after such reimbursement of the parties’ costs and expenses shall belong to the party that brought and controlled such action. Where any party to any patent infringement litigation contemplated by this Section 5.3 counterclaims for revocation of any of the UCL Patents then, where Ocera has initiated and prosecuted such litigation, Ocera shall notify UCL of such counterclaims and Section 5.4 shall apply in respect of such counterclaims.
5.4    Revocation. UCL and Ocera shall promptly notify the other in writing of the commencement of any proceeding where the validity of any of the UCL Patents is at issue, including opposition proceedings in respect of European patents and interference proceedings in respect of US patents (“Revocation Proceedings”). Ocera shall have the first right but not the obligation to defend the Revocation Proceedings. If Ocera does not wish to defend or continue to defend Revocation Proceedings then Ocera shall notify UCL and UCL may at its own cost and expense defend or continue to defend such Revocation Proceedings; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not defending or continuing to defend the Revocation Proceedings. Each party shall provide, subject to the availability of suitably qualified staff, with such assistance as the other party shall reasonably request in connection with any Revocation Proceedings (providing the requesting party agrees to pay the other party’s reasonable out-of-pocket expenses properly incurred in providing the requested assistance). For the avoidance of doubt, in no circumstances shall UCL be required to refund any payments previously made under this Agreement including in the case where a UCL Patent is wholly or partly revoked, cancelled or otherwise cease to be in force.
5.5    Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activities pursuant to this Agreement infringe or may infringe the intellectual property rights of such Third Party. UCL shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by UCL’s activities at its own expense and by counsel of its own choice, and Ocera shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Ocera shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Ocera’s activities at its own expense and by counsel of its own choice, and UCL shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 5.5 in a manner that diminishes the rights or interests of the other party without the written consent of such other party, which shall not be unreasonably withheld.

6.	REPRESENTATIONS AND WARRANTIES
6.1    Mutual Representations and Warranties. Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
6.2    UCL Representations and Warranties. UCL represents and warrants to Ocera that, as of the Effective Date:
(a)    UCL is the sole owner of all UCL Patents and any rights in the UCL Know-How.
(b)    UCL has the right, power and authority to grant the licenses contemplated under this Agreement.
(c)    To UCL’s knowledge, without having made any searches or enquiries, the practice of the UCL Technology to develop or commercialize Compounds or Licensed Products in the Field in the Territory by UCL or its Affiliates prior to the Effective Date does not infringe any issued Patents of any Third Party, and UCL has received no written notice, and does not have knowledge of any threat or claim, of infringement or misappropriation of any alleged rights asserted by any Third Party against UCL or any of its Affiliates in relation to the UCL Technology.
(d)    To UCL’s knowledge, without having made any searches or enquiries, there is no Information that UCL or any of its Affiliates Controls which relates directly to the Compound in the Field in the Territory other than the UCL Know-How.
(e)    All inventors of any inventions claimed by the UCL Patents were employees or contractors of UCL or its Affiliate at the time such invention was made and have an obligation to assign their entire right, title and interest in and to such inventions and the corresponding UCL Patents to UCL, and, to UCL’s knowledge, no person, other than those persons named as inventors in any UCL Patents, is an inventor of the invention(s) claimed in such UCL Patents.
(f)    UCL has not received written notice concerning the institution or possible institution of any interference, reexamination, reissue, revocation or nullification proceeding involving any UCL Patents.
For the purposes of this Section 6.2, “UCL’s knowledge” shall be limited to the actual knowledge as at the Effective Date of the Business Managers and Directors of UCL.
6.3    Disclaimer. Except as expressly set forth herein, THE COMPOUNDS, TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (a) the success of any Compound or Licensed Product or (b) the safety or usefulness for any purpose of the technology it provides hereunder.
6.4    Limitation of Liability. EXCEPT FOR PAYMENTS UNDER SECTION 3 OR LIABILITY FOR BREACH OF SECTION 7, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 6.4 shall not be construed to limit Ocera’s indemnification obligations under Section 9.1. Except for liability for breach by UCL of its obligations with respect to the license granted to Ocera under Section 2.1, or for breach by UCL of Section 7, UCL’s liability, whether arising under this Agreement or arising in relation to any activities contemplated by this Agreement, shall to the maximum extent permitted by all applicable law, not exceed $10 million or the total amount received by UCL under this Agreement as of the date of any claim, whichever is greater.
6.5    Notwithstanding anything to the contrary in Section 6.4, nothing in this Agreement limits or excludes either party’s liability for (a) death or personal injury or (b) fraud.

7.	CONFIDENTIALITY
7.1    Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Information furnished to it by the other party pursuant to this Agreement or the Nondisclosure Agreement, whether in oral, written, graphic or electronic form (collectively, “Confidential Information”). Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its (but no less than reasonable care) own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.
7.2    Exceptions. Confidential Information shall not include any information which the receiving party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is the subject of a written permission to disclose provided by the disclosing party.
7.3    Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing or prosecuting Patents as permitted by this Agreement;
(b)    regulatory filings for Licensed Products by Ocera and its Sublicensees;
(c)    prosecuting or defending litigation as permitted by this Agreement;
(d)    complying with applicable court orders or governmental regulations;
(e)    disclosure to Affiliates, Sublicensees, employees, consultants and agents in connection with performance of activities contemplated by this Agreement or to other Third Parties in connection with due diligence or similar investigations by such Third Party relating to this Agreement, including, without limitation, disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, Sublicensee, employee, consultant, agent or Third Party agrees to be bound by at least equivalent terms of confidentiality and non-use to those set forth in this Section 7.
Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 7.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure, take into account the reasonable requests of the other party in relation to the content of such disclosure, and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by applicable laws, rules or regulations.
7.4    Publications. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding research or development activities with respect to the Compound and Licensed Products, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, a party shall have the right to review and comment on any material proposed for disclosure or publication by the other party, such as by oral presentation, manuscript or abstract, which includes information related to (i) the Compound and/or Licensed Products to the extent that such material is proposed for disclosure by Professor Rajiv Jalan and the members of his research team working at the University or (ii) any Confidential Information of such party. Before any such material is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least 30 days prior to submitting the material to a publisher or initiating any other disclosure. Such other party shall review any such material and give its comments to the party proposing publication within 15 days of the delivery of such material to such other party. With respect to oral presentation materials and abstracts, such other party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the party proposing publication with appropriate comments, if any, but in no event later than 15 days from the date of delivery to the non-publishing party. The publishing party shall comply with the other party’s request to delete references to the Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional 90 days for the purpose of preparing and filing appropriate patent applications.
7.5    Publicity. It is understood that the parties intend to coordinate the issuance of press releases announcing the execution of this Agreement and agree that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities hereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases and shall provide comments on such releases within five days of receipt, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the initial press releases announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith. Ocera shall not use the name or logo of UCL or the University in any press release or product advertising, or for any other promotional purpose, without first obtaining UCL’s written consent; provided that Ocera need only obtain prior written consent one time for disclosure of the name or logo of UCL or the University for use in a particular context and where the name or logo of UCL or the University is being used in the same way as has previously been approved by UCL.

8.	TERM AND TERMINATION
8.1    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in each country in the Territory until the expiration of the last Royalty Term in such country, unless earlier terminated in accordance with Section 8.2. After the expiration of this Agreement, on a country-by-country basis, in each country in the Territory, Ocera will retain the licenses granted under Section 2.1, except that such licenses shall be fully paid-up and royalty‑free. For the avoidance of doubt, such fully paid up and royalty free licences only apply upon expiration of this Agreement as opposed to earlier termination under Section 8.2.
8.2    Termination.
(a)    Termination for Cause. Each party shall have the right to terminate this Agreement upon 60 days’ prior written notice to the other party upon the occurrence of any of the following:
(i)    Upon or after (1) an order is made or a resolution is passed for the winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation), (2) a liquidator, administrative receiver, receiver, or trustee is appointed in respect of a material part of the other party’s assets or business, (3) as a consequence of financial difficulties the other party makes or proposes any voluntary arrangement with its creditors, (4) the other party ceases to continue its business, (5) the other party becomes unable to pay its debts as and when they fall due or (6) as a consequence of debt and/or maladministration, the other party takes or suffers any similar or analogous action to those listed in (1) - (5) above; or
(ii)    Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach where it is capable of being cured within the 60-day period following written notice of termination by the non-breaching party. Material provisions shall for the purposes of this Subsection 8.2(a)(ii) include without limitation Sections 2.1, 2.2, 2.6, 2.7, 2.8, 3.1, 3.2, 3.3, 3.5, 4.1, 4.2, 4.4, 4.5, 5, 7, 8.3, 9.1, 9.2, 10.1 and 10.6.
(b)    Termination by Ocera. Ocera shall have the right to terminate this Agreement for any reason upon 90 days’ prior written notice to UCL.
(c)    Termination by UCL. Without prejudice to any other right or remedy, UCL shall have the right to terminate this Agreement if Ocera or any of its Sublicensees or Affiliates challenge, petition to revoke, oppose or otherwise dispute, or directly or indirectly assist any Third Party to challenge, petition to revoke, oppose or otherwise dispute, the validity and/or scope of any of the UCL Patents including the validity of any of the claims of the UCL Patents.
8.3    Effect of Termination; Surviving Obligations.
(a)    Upon termination of this Agreement for any reason:
(i)    except as otherwise provided in Section 8.3(a)(ii), all rights under the license granted by UCL to Ocera under Section 2.1 shall automatically terminate and revert to UCL;
(ii)    UCL shall, and it hereby does, grant to Ocera a fully-paid, perpetual, irrevocable, worldwide, exclusive, royalty-free license, with the right to sublicense and further sublicense, to use the Licensed Results (as defined in clause 4.4 of the Collaboration Agreement) for any and all uses and UCL shall provide to Ocera copies of any materials forming part of the Licensed Results in its possession to the extent such materials are reasonably necessary in order to enable the practice of such license;
(iii)    any Sublicence Agreements granted under Section 2.8 by Ocera shall remain in effect, but shall be assigned to UCL;
(iv)    Ocera shall return all UCL Know-How in its possession (except for any and all UCL Know-How to which Ocera retains a license under Section 8.3(a)(ii)) to UCL within 60 days of such termination;
(v)    UCL shall have the option to acquire from Ocera, subject to the negotiation of mutually agreeable terms, all regulatory approvals, clinical data and other similar information and items related to the Compound and Licensed Product owned by Ocera; and
(vi)    Ocera shall within 30 days following expiry or termination pay to UCL all sums due to it under this Agreement in respect of the period up to and including the date of expiration or termination, including without limitation any sums due pursuant to Section 3.
(b)    Following the expiration of the Term under Section 8.1, Ocera will retain the licenses granted to it under Section 2, except that all such licenses shall be fully paid and irrevocable.
(c)    Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Except as otherwise provided herein, the provisions of Section 1, 3 (to the extent sums remain payable), 4, 5.5, 6.3, 6.4, 6.5, 7.1, 7.2, 7.3, 7.5, 8.3, 8.4, 8.5, 9 and 10 shall survive the expiration or termination of this Agreement. In addition, Section 8.1 shall survive any expiration of this Agreement. Termination of this Agreement shall not limit any other rights and remedies of the parties.
(d)    Within 30 days following the expiration or termination of this Agreement, except to the extent and for so long as a party retains license rights under Section 8.3(a) or (b), each party shall deliver to the other party any and all Confidential Information of the other party in its possession.
8.4    Exercise of Right to Terminate. The use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.
8.5    Damages; Relief. Subject to Section 8.4 above, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

9.	INDEMNIFICATION
9.1    Indemnification by Ocera. Ocera hereby agrees to save, defend and hold UCL and its Affiliates and their respective directors, officers, employees and agents (each, a “UCL Indemnitee”) harmless from and against any and all demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any UCL Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (i) the practice by Ocera of any license granted to it under Section 2.1; or (ii) the manufacture, use, handling, storage, sale or other disposition of any Licensed Product by Ocera or any of its Sublicensees; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any UCL Indemnitee or the breach by UCL of any material warranty, representation, covenant or agreement made by UCL in this Agreement.
9.2    Insurance. Ocera shall effect and maintain at its own expense comprehensive general commercial liability insurance (including product liability coverage for the Licensed Products), in the sum of not less than US $1,000,000 per claim and US $5,000,000 in aggregate. Ocera shall at its own expense increase the value and scope of its insurance as necessary to provide coverage for its development and commercialization of the Licensed Products, consistent with industry standards. The insurance required under this Section 9.2 shall be effected and maintained to ensure that Ocera is covered at all times under such insurance during the Term relating to the Licensed Products. Annually, Ocera shall promptly provide to UCL a certificate of insurance reflecting that the insurance coverage required under this Article 9.2 is in effect. If Ocera fails to comply with its obligations under this Section 9.2 then UCL may obtain any such insurance and Ocera shall pay UCL the cost thereof on demand.
9.3    Control of Defense. Any entity entitled to indemnification under this Section 9 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.

10.	GENERAL PROVISIONS
10.1    Dispute Resolution.

a.
In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the parties shall try to settle their differences amicably between themselves first, by referring the disputed matter to the Chief Executive Officer of Ocera and the Managing Director of UCL. Either party may initiate such informal dispute resolution by sending written notice of the dispute to the other party, and, within 15 days after such notice (or such longer period as may be agreed by the parties), such representatives of the parties shall meet for attempted resolution by good faith negotiations.

b.
If the representative of the parties have not been able to resolve the dispute within 15 days after such meeting or if the representatives of either party will not meet the other, then, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, shall be referred to and resolved by final and binding compulsory arbitration in London, England (or other location agreed in writing by the parties) pursuant to and in accordance with the then-current rules of the London Court of International Arbitration.

c.
The arbitration shall be conducted by one arbitrator to be mutually agreed upon by the parties. Within 15 days after the reference of the dispute to binding arbitration, the parties shall select one person to act as the arbitrator; provided, however, that if the parties are unable to agree upon an arbitrator within 15 days after the reference of the dispute to binding arbitration, then the arbitrator shall be appointed in accordance with the rules of the London Court of International Arbitration.

d.
Either party may apply to the arbitrator for interim injunctive relief until the arbitrator has rendered his or her award or the controversy is otherwise resolved. Either party may also, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitrator’s decision.

e.
The arbitrator shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. The arbitrator may award compound interest at commercial rates. The arbitrator may also award interim relief and grant specific performance.

f.
Any award rendered in such arbitration shall be in writing and state the reasons upon which it is based and shall be final and binding on the parties, who undertake to carry it out without recourse to any judicial proceedings in any jurisdiction whatsoever seeking annulment, setting aside, modification or any diminution or impairment of its terms or effect.

g.
Each party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration, provided that the arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable costs and expenses, including reasonable attorneys’ fees, in connection with arbitration of such controversy or claim.

h.
By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial and certain rights of appeal.

i.
Notwithstanding anything to the contrary in this Section 10.1, any dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright, (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, shall not be subject to the arbitration provisions of this Section 10.1 and shall be subject to the exclusive jurisdiction of the courts of England and Wales.

10.2    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of England and Wales, excluding its conflicts of laws principles.
10.3    Entire Agreement; Modification. This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including the Nondisclosure Agreement and the Original Agreement, but excluding the Collaboration Agreement. Each party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Agreement. Each party waives all rights and remedies which, but for this Section 10.3, might otherwise be available to it in respect of such statement, representation, assurance or warranty. Nothing in this Section 10.3 shall limit or exclude any liability for fraud. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.
10.4    Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.
10.5    Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.
10.6    Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably conditioned, delayed or withheld); provided, however, that Ocera may assign this Agreement and its rights and obligations hereunder without UCL’s consent in connection with the transfer or sale of all or substantially all of the business of Ocera relating to Licensed Products to a Third Party, whether by merger, sale of stock, sale of assets or otherwise.
The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.
10.7    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, and the Contract (Rights of Third Parties) Act 1999 shall not apply to this Agreement save that the University shall be entitled to enforce Section 9.2. Notwithstanding the foregoing, the consent of the University shall not be required in the event that the parties vary or terminate this agreement by mutual agreement.
10.8    Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
10.9    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, five days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.
If to Ocera, notices must be addressed to:
Ocera Therapeutics, Inc.
12651 High Bluff Drive, Suite 230
San Diego, CA 92130
United States of America
Attention: Chief Executive Officer
Telephone: (858) 436-3900
Facsimile: (858) 436-3999

If to UCL, notices must be addressed to:
UCL Business PLC
97 Tottenham Court Road
London, W1T 4TP
England
Attention: Managing Director
Telephone: + 44 (0) 20 7679 9000
Facsimile: + 44 (0) 20 7679 9838

10.10    Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three‑month period, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 8.3, 8.4 and 8.5.
10.11    Interpretation.
(a)    Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.
(b)    Singular & Plural; Interpretation of Other Terms. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter. Use of the word “including” in this Agreement shall be deemed to be followed by the phrase “without limitation” or like expression and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP consistently applied, but only to the extent consistent with its usage and the other definitions in this Agreement.
(c)    Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.
(d)    Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.
(e)    Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.
(f)    English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.
(g)    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
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IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDED AND RESTATED LICENSE AGREEMENT as of the date first written above.
UCL BUSINESS PLC                    OCERA THERAPEUTICS, INC.
By:                            By:
Name:                            Name:
Title:                            Title:
By:
Name:
Title:

EXHIBIT A
UCL Patents

Country	Application type	Status	Application Number	Filing date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

EXHIBIT B
UCL Know-How
All the UCL Know how has been provided to Ocera as part of the due diligence documents sent in August 2008. These can be classified as follows:

a. Published information, relating to the background. [See Publications section of the due diligence package].

b. Grant Applications to study L-ornithine Phenylacetate. [See MRC Award for clinical trials section of the due diligence package].

c. Published information specifically relating to the technology: [See Publications section of the due diligence package; Academic Papers: PUB7; and folder: Abstracts and Presentations] [See POC Clinical Trials section of the due diligence package].

d. Unpublished information on the subject which has been submitted but awaiting resubmission. [See Animal Studies section of the due diligence package].

e. Data referring to technology that have been presented at meetings. [See Publications section of the due diligence package; Abstracts and Presentations].

f. Data with respect to the OP salt: [See Regarding New Salt section of the due diligence package].

g. On-going but still incomplete studies:

1.	Evaluation of OP vs. Placebo in a rat model of Cirrhosis. [Funding: Liver Failure Labs, UCLB]

a.	Submitted to Hepatology. Comments to extend the model to 10 days to show effect and neuropsychological tests

i.	Studies extended to 10 days, demonstration of synergy and persistent ammonia reduction [approx 50 rats]

ii.	Neuropsychological studies underway [12 rats]

iii.	TO DO: Amino acids and Phenylacetylglutamine

iv.	Resubmit paper by end Nov. 2008

2.	Evaluation of OP vs. Placebo in a devascularised pigs [Funding: Liver Failure Labs and Norwegian Medical research council]

a.	On going studies/to finish

i.	Interorgan Metabolism of ammonia and amino acids

ii.	Brain Histology

iii.	Brain Microdialysis

iv.	White matter vs. Grey matter

v.	Discovery: LCMS and NMR spectroscopy

3.	OP vs. Placebo in Cirrhotic Rats [PK/PD study] [Funding: UCLB]

a.	On-going: Aim to determine best dose and combination of administration [n=48]

b.	End Points: Ammonia, Amino acid; PAG; Brain Water

i.	Single Bolus

ii.	Bolus followed by Infusion for 6 hours

iii.	Bolus followed by infusion for 16 hours

iv.	Bolus followed by Infusion for 24 hours

v.	O:P: 1:1

vi.	O:P: 2:1

vii.	O:P: 1:2

viii.	Total dose: 0.1; 0.3 and 0.6 gm/Kg

c.	Effectiveness

i.	Neuropsychology

4.	Inflammation, Ammonia and the Brain

a.	Study in Cirrhotic rats treated with LPS. Randomised to OP, OP + Infliximab; OP alone or Infliximab alone

b.	N=24 rats

c.	It may be worth considering trialling AST 12O either by itself or together with OP in this model.

d.	Data needs analysis

EXHIBIT C
Consultation Rates

We provide a range of consultancy rates to reflect various UCL or University employees that may be required to provide Ocera with further assistance beyond that agreed in 2.6. All such additional work will have the prior written approval of Ocera so that UCL and Ocera can discuss the level of expertise and materials required by Ocera.

A per day (p. d.) rate is calculated as 7 hrs and includes overheads. Technician through to Research Associate £200 - £400 p. d., Junior to Senior Lecturer £600-800 p. d., Reader £1000 p.d, Professor £1,250 to £1,500 p.d.
Exhibit D
Royalty Statements

1.	In respect of each country where Licensed Products were supplied during a Calendar Quarter:-

1.1.	the Net Sales of each type of Licensed Product supplied expressed both in local currency and in U.S. Dollars together with conversion rates used;

1.2.	the royalty rate applicable to each type of Licensed Product supplied in that country;

1.3.	the calculation of the royalties payable in respect of each type of Licensed Product; and

1.4.	the total amount of royalties payable in respect of that country;

2.	For the world as a whole:-

2.1.	the total amount of royalties payable under Section 3.3;

2.2.	the amount of any deduction made pursuant to Sections 1.24, 3.3 and 3.4; and

2.3.	the amount of any withholding tax deducted pursuant to Section 4.4.

3.
In respect of any Licensed Products sold or disposed of between or among Ocera and its Affiliates for resale or supplied in any other circumstances other than an arm’s-length transaction exclusively for money, pursuant to Section 1.24:-

3.1.	the amount of each type of Licensed Product supplied; and

3.2.	the actual price at which the Licensed Products were supplied and the nature and value of any other consideration provided for the Licensed Products.

Exhibit E
Experts Procedure

1.
Any dispute arising out of or in connection with Section 1.24 of this Agreement and/or its performance shall be referred to an expert by either party serving on the other party notice (“Referral Notice”) that it wishes to refer the dispute to an expert

2.
The dispute shall be determined by a single independent impartial expert who shall be agreed between the parties or, in the absence of agreement between the parties within 30 days of the service of a Referral Notice, be appointed by the then President of the Institute of Chartered Accountants or any successor organisation thereto.

3.
30 days after the appointment of the expert pursuant to paragraph 2 both parties shall exchange simultaneously statements of case in no more than 10,000 words, in total, and each side shall simultaneously send a copy of its statement of case to the expert.

4.
Each party may, within 30 days of the date of exchange of statement of case pursuant to paragraph 3, serve a reply to the other side's statement of case in no more than 10,000 words. A copy of any such reply shall be simultaneously sent to the expert.

5.
Subject to paragraph 8, there shall be no oral hearing. The expert shall issue his decision in writing to both parties within 30 days of the date of service of the last reply pursuant to paragraph 4 above or, in the absence of receipt of any replies, within 60 days of the date of exchange pursuant to paragraph 3.

6.	The seat of the dispute resolution shall be the normal place of residence of the expert.

7.	The language of the dispute resolution shall be English.

8.
The expert shall not have power to alter, amend or add to the provisions of this Agreement, except that the expert shall have the power to decide all procedural matters relating to the dispute, and may call for a one day hearing if desirable and appropriate.

9.
The expert shall have the power to request copies of any documents in the possession and/or control of the parties which may be relevant to the dispute. The parties shall forthwith provide to the expert and the other party copies of any documents so requested by the expert.

10.	The expert shall decide the dispute as an expert and not as an arbitrator.

11.
The decision of the expert shall be final and binding upon both parties except in the case of manifest error. The parties hereby exclude any rights of application or appeal to any court, to the extent that they may validly so agree, and in particular in connection with any question of law arising in the course of the reference out of the award.

12.
The expert shall determine the proportions in which the parties shall pay the costs of the expert's procedure. The expert shall have the authority to order that all or a part of the legal or other costs of a party shall be paid by the other party.

13.
All documents and information disclosed in the course of the expert proceedings and the decision and award of the expert shall be kept strictly confidential by the recipient and shall not be used by the recipient for any purpose except for the purposes of the proceedings and/or the enforcement of the expert’s decision and award.

14.
The parties shall not, and shall procure that their respective Affiliates and Sublicensees shall not, make any announcement, or comment upon, or originate any publicity, or otherwise provide any information to any Third Party (other than its legal advisors)
concerning the experts proceedings including the fact that the parties are in dispute, the existence of the experts proceedings, and/or any decision or award of the expert.

AMENDED AND RESTATED LICENSE AGREEMENT
THIS AMENDED AND RESTATED LICENSE AGREEMENT (the “Agreement”) is entered into as of July 26, 2011 by and among UCL BUSINESS PLC, a public limited company incorporated under the laws of England and Wales with company registration number 02776963 and with its registered office at The Network Building, 97 Tottenham Court Road, London W1T 4TP (“UCL”), and OCERA THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware, with principal offices located at 12651 High Bluff Drive, Suite 230, San Diego, California 92130 (“Ocera”).
RECITALS
WHEREAS, UCL is the owner of rights in the Compound and the UCL Technology (as defined below);
WHEREAS, Ocera is engaged in the development of pharmaceutical products;
WHEREAS, UCL and Ocera have entered into that certain License Agreement effective as of December 22, 2008 (the “Effective Date”), as amended by that certain letter agreement between UCL and Ocera, dated June 23, 2010 (the “Original Agreement”); and
WHEREAS, UCL and Ocera desire to amend and restate the Original Agreement to, among other things, amend certain milestone events, milestone payments and royalty rates, as set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS
1.1    “Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company or entity 50% or more of the voting stock or participating profit interest of which is owned or controlled, directly or indirectly, by a party, and any company or other entity which owns or controls, directly or indirectly, 50% or more of the voting stock of a party.
1.2    “Calendar Quarter” shall mean each respective period of three consecutive months ending on March 31, June 30, September 30 and December 31.
1.3    “Calendar Year” shall mean each respective period of 12 consecutive months beginning on January 1.
1.4    “Claim” shall mean a claim of any issued patent within the UCL Patents, which covers (a) the use of a Licensed Product in liver decomposition or hepatic encephalopathy, or (b) the composition of a Licensed Product.
1.5    “Claim Application” shall mean a claim within the UCL Patents, which covers (a) the use of a Licensed Product in the liver decomposition or hepatic encephalopathy, or (b) the composition of a Licensed Product.
1.6    “Collaboration Agreement” shall mean the collaborative research agreement between the parties with the same date as the Original Agreement.
1.7    “Commercially Reasonable Efforts” shall mean those efforts consistent with the exercise of customary scientific and business practices as applied in the pharmaceutical industry in a particular jurisdiction for development and commercialization activities conducted with respect to other products of similar potential and market size in such jurisdiction.
1.8    “Completion” shall mean, with respect to any preclinical or clinical trial, (a) the completion of such preclinical or clinical trial, and (b) receipt by UCL of written confirmation by Ocera that such preclinical or clinical trial successfully met the endpoints or other objectives of such trial, provided that “Completion” shall be deemed to have occurred irrespective of whether UCL has received such written confirmation, once Ocera has received confirmation from the relevant Regulatory Authority that Ocera can commence the next phase in the development of a Licensed Product. For purposes of clarification, such next phase shall in the case of Proof-of-Concept Phase II Trial be a Phase IIb Trial, shall in the case of Phase IIb Trial be a Phase III Trial and shall in the case of a Phase III Trial be an application for Regulatory Approval. “Complete” and “Completed” shall have correlative meanings.
1.9    “Compound” shall mean the combination of the compounds known as L‑Ornithine and Phenylacetate (and all analogs, salts, polymorphs, prodrugs, isomers and formulations of the foregoing, including any derivatives which are covered by the UCL Technology).
1.10    “Confidential Information” shall have the meaning provided in Section 7.1.
1.11    “Control” shall mean, with respect to any Information, Patents or other intellectual property rights, possession by a party of the right, power and authority (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense to such Information, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party.
1.12    “Development Plan” shall mean a summary of the pre-clinical, clinical and pharmaceutical development plan, which sets out the activities and timetable for the development of the Compound and Licensed Product, as updated by Ocera and/or its Sublicensees from time to time and provided to UCL.
1.13    “Dosage Form” shall mean the physical form of a dose of a Licensed Product, such as a capsule, tablet or intravenous administration.
1.14    “External Funding” shall mean any funding or assistance provided by any Third Party, including without limitation, any state or public body.
1.15    “Field” shall mean any and all uses.
1.16    “First Commercial Sale” shall mean, with respect to a Licensed Product, the first sale for end use or consumption of such Licensed Product in a country after the Regulatory Authority in such country has granted Regulatory Approval.
1.17    “GAAP” shall mean generally accepted accounting principles in the United States, or internationally, as appropriate, consistently applied and shall mean the international financial reporting standards (“IFRS”) at such time as IFRS becomes the generally accepted accounting standard and applicable laws require that a party use IFRS.
1.18    “Generic Competition” shall mean, with respect to a given country in the Territory, the introduction by one or more Third Parties into such country, including by means of parallel imports, of one or more generic product(s). A generic must contain the same active ingredient as the reference drug and compete with the applicable Licensed Product.
1.19    “Indication” shall mean a disease, disorder, symptom or other particular circumstance that indicates the advisability or necessity of a specific medical treatment or procedure.
1.20    “Information” shall mean all tangible and intangible (a) technology, trade secrets, inventions (whether patentable or not), methods, know-how, clinical and test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.
1.21    “Licensed Product” shall mean a product that contains or comprises the Compound, including all analogs, formulations, line extensions and modes of administration thereof.
1.22    “Losses” shall have the meaning provided in Section 9.1.
1.23    “Major Country” shall mean France, Germany, Italy, Spain, the United Kingdom, Japan or the United States of America.
1.24    “NDA” shall mean a new drug application (as more fully defined in 21 C.F.R. 314.5 et seq.) or equivalent application, and all amendments and supplements thereto. filed with the applicable Regulatory Authority in a country or jurisdiction in the Territory (including any supra-national agency such as in the European Union), including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell a pharmaceutical product.
1.25    “Net Sales” shall mean the total gross amount invoiced for sales or other dispositions of Licensed Products by or on behalf of Ocera and/or its Sublicensee(s) to Third Party customers, after deducting, in accordance with GAAP, any (a) credits, allowances, samples, discounts and rebates to, and chargebacks from the account of, such Third Party customers; (b) freight, postage, shipping and insurance costs; (c) trade discounts, cash discounts, quantity discounts and rebates, including charge back payments, and rebates granted to managed care organizations, including, but not limited to, wholesalers and chain and pharmacy buying groups; (d) retroactive price reductions; (e) amounts payable resulting from governmental, regulatory or agency mandated rebate programs, (f) amounts repaid or credited for uncollectible amounts on previously sold products; (g) sales, value-added and other direct taxes incurred directly in connection with the sale of Licensed Products; and (h) customs duties, custom broker charges and other surcharges and governmental charges incurred in connection with the exportation or importation of Licensed Products, to the extent the same are actually charged and separately itemised on the relevant invoice. In the case of any sale or other disposal of a Licensed Product between or among Ocera and its Affiliates or Sublicensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party. In the case of any sale or other disposal for value, such as barter or counter-trade, of any Licensed Product other than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated as above on the value of the non-cash consideration received or, if higher, the average sales price of such Licensed Product (for like quantity) during the applicable reporting period in the country of sale or disposal; provided, however, that any dispute as to the determination of Net Sales in accordance with the immediately preceding sentence that cannot be resolved by agreement of the parties shall be referred to an expert for resolution in accordance with the provisions of Exhibit E.
Any disposal of Licensed Products for, or use of Licensed Products in, clinical or pre-clinical trials, given as free samples or given free to government or charitable organisations solely for distribution as part of indigent programs shall not be included in Net Sales.
In the case of any product that is a Licensed Product sold in combination with any other active ingredient(s), compound(s) or component(s) (for example, a delivery device) that is not part of the Licensed Product or is priced separately, whether packaged together or in the same therapeutic formulation (a “Combination Product”), Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Licensed Product, if sold separately, and B is the total invoice price of the other active ingredient(s) or compound(s) in the Combination Product, if sold separately. If, on a country‑by‑country basis, the other active ingredient(s) or compound(s) in the Combination Product is not sold separately in said country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/D, where A is the invoice price of the Licensed Product, if sold separately, and D is the invoice price of the Combination Product. If neither the Licensed Product nor the other active ingredient(s) or compound(s) in the Combination Product is sold separately in a given country, the parties shall determine Net Sales for such Combination Product by mutual agreement based on the relative contribution of the Licensed Product and the other active ingredient(s) or compound(s) in the Combination Product; provided, however, that any dispute as to the determination of Net Sales in accordance with the immediately preceding sentence that cannot be resolved by agreement of the parties shall be referred to an expert for resolution in accordance with the provisions of Exhibit E.
1.26    “Non-Commercial Research” shall mean use of UCL Patents and/or UCL Know-How for academic research or other non-for-profit purposes that do not use the UCL Patents or the UCL Know-How in the research, development, production or manufacture of products for commercial purposes.
1.27    “Nondisclosure Agreement” shall mean the nondisclosure agreement between the parties, dated May 15, 2008.
1.28    “Patents” shall mean (a) patents, re-examinations, reissues, renewals, confirmations, extensions (including supplemental protection certificates) and term restorations, and (b) pending applications for patents, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications, including, without limitation, inventors’ certificates.
1.29    “Phase IIb Trial” shall mean a study of a Licensed Product in human patients to determine initial efficacy before commencing a Phase III Trial, which study is determined by Ocera or its Sublicensee to be a Phase IIb Trial.
1.30    “Phase III Trial” shall mean a confirmatory pivotal study in human patients with a defined dose or a set of defined doses of a Licensed Product designed to ascertain efficacy and safety of such Licensed Product for the purpose of submitting an application for Regulatory Approval to the competent Regulatory Authority in a country or jurisdiction in the Territory.
1.31    “Proof-of-Concept Phase II Trial” shall mean (a) a study of a Licensed Product in human patients to obtain a preliminary indication of the doses that result in suitable efficacy, safety and tolerance for acute liver failure, and (b) a study of a Licensed Product in human patients to obtain a preliminary indication of the doses that result in suitable efficacy, safety and tolerance for hepatic encephalopathy.
1.32    “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals, if required), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and/or sale of a Licensed Product in such jurisdiction.
1.33    “Regulatory Authority” shall mean the governmental authority or agency having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the applicable country or jurisdiction in the Territory, including the United States Food and Drug Administration, or any successor agency thereto, in the United States of America.
1.34    “Royalty Term” shall mean, in the case of any Licensed Product, in any country in the Territory, the period of time commencing on the First Commercial Sale in such country and ending upon the later of (a) the expiration in such country of the last-to-expire Valid Claim within the UCL Patents covering (i) the composition or use of the Compound or (ii) the

1.35
composition or use of the Licensed Product or (b) ten (10) years after the date of First Commercial Sale in such country, subject to Section 3.3.
1.36    “Sublicence Agreement” means any agreement between Ocera and a Sublicensee.
1.37    “Sublicensee” shall mean a Third Party or an Affiliate of Ocera to whom Ocera has granted a sublicense of any of the rights with respect to Licensed Products licenses to Ocera under Section 2.1, beyond the mere right to purchase Licensed Product.
1.38    “Term” shall have the meaning provided in Section 8.1.
1.39    “Territory” shall mean the world.
1.40    “Third Party” shall mean any entity other than UCL or Ocera or an Affiliate of UCL or Ocera.
1.41    “Third Party License” shall have the meaning provided in Section 3.4.
1.42    “UCL Indemnitee” shall have the meaning provided in Section 9.1.
1.43    “UCL Know-How” shall mean Information that UCL or any of its Affiliates Controls (i) on the Effective Date that has been developed by Professor Rajiv Jalan and the members of his research team working at the University and which relates directly to the Compound in the Field in the Territory, including all Information listed in Exhibit B, and (ii) after the Effective Date that arises from the Proof-of-Concept Phase II Trial or the Collaboration Agreement, and (iii) in respect of which Ocera exercises its option under Section 2.7.
1.44    “UCL Patents” shall mean the Patents listed in Exhibit A to this Agreement and any Patents that claim priority solely from the Patents listed in Exhibit A and/or any of their priority filings and any other Patents owned by UCL that relate to the Compound and are based on UCL Know-How.
1.45    “UCL Technology” shall mean the UCL Patents and UCL Know-How.
1.46    “University” shall mean University College London, a charity incorporated by Royal Charter and having its address at Gower Street, London WC1E 6BT.
1.47    “Valid Claim” shall mean a claim of any issued, unexpired patent within the UCL Patents that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through formal patent prosecution and/or maintenance proceedings including through reissue or disclaimer.

2.	GRANT OF RIGHTS
2.1    Licenses Granted to Ocera. UCL hereby grants to Ocera, during the Term, an exclusive license under the UCL Technology to research, develop, make, have made, use, offer for sale, sell, import and export the Compound and Licensed Products in the Field in the Territory subject to and in accordance with the terms of this Agreement. Without limiting the foregoing, under the licenses granted under this Section 2.1, UCL hereby grants to Ocera, during the Term, the exclusive right to access, use and reference all data and know‑how within the UCL Technology in the Territory in order to research, develop, make, have made, use, offer for sale, sell, import and export the Compound and Licensed Products in the Field in the Territory.
2.2    Commercially Reasonable Efforts. Ocera, agrees that it and, as applicable, its Sublicensees, shall use Commercially Reasonable Efforts to follow the Development Plan and to pursue development and commercialization of Licensed Products in the Field in the Territory which shall include Commercially Reasonable Efforts to:
(a)    develop a commercially viable Licensed Product in the Field;
(b)    file an Investigational New Drug application for a Licensed Product on or before December 31, 2010;
(c)    initiate human clinical trials of a Licensed Product funded by Ocera on or before December 31, 2011;
(d)    initiate a first Dosage Form (IV), first Indication proof-of-concept Phase IIb Trial by the end of the first Calendar Quarter 2014;
(e)    initiate a second Dosage Form (oral), first Indication study in humans by the end of the third Calendar Quarter 2014; and
(f)    market and promote at least one Licensed Product in each Major Country where Regulatory Approval has been granted for that Licensed Product.
Every six (6) months from the Effective Date, Ocera will provide UCL with a brief report on the status of such development and commercialization activities and on Ocera’s progress with the Development Plan. As part of this report Ocera shall inform UCL of the status of the IV Acute Liver Failure study progress (second indication), and share its plans with UCL for the potential development of this Indication. If a report referred to in this paragraph demonstrates that Ocera and/or its Sublicensees have not undertaken any development and/or commercialization activities in respect of Licensed Products within the 6 month period covered by the report or else have undertaken only development or commercialization activities which are immaterial or trivial in nature, Ocera shall within 30 days of a request from UCL meet with UCL to discuss the report and shall provide UCL with evidence of Ocera’s ongoing commitment to the development and commercialization of Licensed Products.

Upon written notice to UCL, Ocera may extend the dates for performance of the above diligence obligations for a reasonable period of time if necessary to meet the requirements or requests of any applicable Regulatory Authority or other reasonable considerations, including, but not limited to, safety and manufacturing considerations.
2.3    No Implied Licenses. No right or license under any Patents or Information of either party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.
2.4    Proof-of-Concept Phase II Trials. The Proof-of-Concept Phase II Trial was conducted and managed by UCL pursuant to study designs prepared by Professor Rajiv Jalan. UCL did consult with Ocera and take account of any reasonable views expressed by Ocera, provided such views were expressed by Ocera within any reasonable timeframe notified to Ocera by UCL, on all substantial matters related to such study designs, but Ocera was not involved in the conduct or management of the Proof-of-Concept Phase II Trial, although Ocera did provide support.. UCL was solely responsible for all costs and expenses of such Proof-of-Concept Phase II Trial, and funding for such trial was provided through a grant by the Medical Research Council to UCL. For the avoidance of doubt UCL and UCLB are not responsible for any further costs incurred by Ocera in carrying out the Development Plan.
2.5    Supply of Compound. Promptly after the Effective Date, UCL shall make available to Ocera at no cost all quantities of Compound, including, without limitation, any raw materials and intermediates, UCL currently has on-hand for use solely in non-clinical studies. UCL shall have no other obligations under this Agreement to supply Compound or Licensed Product to Ocera for any purposes, including, without limitation, clinical purposes and commercial purposes, unless otherwise mutually agreed in writing by the parties. Any quantities of Compound supplied by either party for use solely in non-clinical studies are supplied on ‘as is’ basis and without any warranty or representation as to its quality or fitness for any purpose.
2.6    Technology Transfer. Within 90 days of the Effective Date UCL shall, at its own expense, transfer to Ocera all UCL Technology as is reasonably necessary in order to allow Ocera to exercise fully the licences granted to Ocera under Section 2.1, to the extent that UCL is legally entitled to disclose such UCL Technology to Ocera. UCL shall at the request of Ocera provide Ocera, free of charge, with up to 90 days of assistance regarding all such UCL Technology transferred under this Section 2.6 within the 6 month period after the Effective Date. If Ocera requires any further assistance from UCL in addition to that provided under this Section 2.6, UCL shall use its reasonable endeavors to provide such assistance but accepts no further obligation in this respect and any such further assistance provided by UCL shall be charged to Ocera based on the time spent by each of UCL’s or the University’s officers, employees, consultants, agents, representatives, contractors and advisors engaged in providing the further assistance at the rates set out in Exhibit C plus all out-of-pocket expenses reasonably incurred by such individuals, such payment shall be payable by Ocera to UCL monthly in arrears.
2.7    Non-Commercial Research. Notwithstanding the grant of the exclusive licence under Section 2.1, UCL shall retain the right to use, and allow both (i) the University and (ii) non-profit entities acting in collaboration with UCL and/or the University, to use the UCL Technology solely for Non-Commercial Research. Ocera shall have an option to take a licence to any Information that relates to the Compound and that arises from any such Non-Commercial Research in which Professor Rajiv Jalan and the members of his research team working at the University are involved during the Term. Such option shall be exercisable by Ocera giving written notice to UCL within 30 days of UCL providing details of such Information to Ocera. Upon Ocera’s exercise of such option, the relevant Information shall be deemed to be included within the meaning of “UCL Know-How” and shall be subject to the provisions of this Agreement. Ocera’s licence shall be subject to the terms of any External Funding for the Non-Commercial Research from which the relevant Information arises. UCL shall share with Ocera the terms attached to any External Funding if such terms could adversely affect the rights or obligations of Ocera and in these circumstances the terms and conditions related to such External Funding will be subject to the prior written approval of Ocera, which may not unreasonably withheld or delayed. In any disclosure contemplated by this Section 2.7, UCL shall take all reasonable steps to preserve the rights of Ocera as granted by the terms of this Agreement.
2.8    Sublicensing and Subcontracting.    Ocera may sublicense and/or subcontract its rights under this Agreement provided that it enters into a written agreement with each Sublicensee and shall ensure that:
(e)    the provisions of the Sublicence Agreement are consistent with the provisions of this Agreement (in particular, Sections 2.1, 2.2, 2.8, 3.4, 4.1, 5, 6.1, 7, 8, 9.1, 9.2 and 10.6) and do not place any obligations on UCL more onerous than those set forth herein;
(f)    the Sublicence Agreement imposes obligations of confidentiality on the Sublicensee which are no less onerous than those set out in Section 7;
(g)    the Sublicence Agreement shall be terminated if the Sublicensee challenges, opposes or otherwise disputes (or assists any Third Party to challenge, oppose or otherwise dispute) the ownership, validity and/or scope of any of the UCL Technology in any court, patent office or arbitration proceedings; and
(h)    each Sublicence Agreement names UCL as a beneficiary of the Sublicence Agreement so that UCL has a direct right of action against the Sublicensee in the event that the Sublicensee is in breach of the Sublicence Agreement, but only if and to the extent that Ocera fails to timely enforce such rights on its own behalf.
Ocera shall procure that each Sublicensee complies fully at all times with the provisions of its Sublicence Agreement and Ocera shall be liable for all acts and omissions of each of its Sublicensees that, if committed by Ocera, would constitute a breach of any of the provisions of this Agreement. Ocera shall provide UCL with a true and complete copy of any Sublicence Agreement promptly following its execution; provided, however, that prior to providing such Sublicence Agreement to UCL, Ocera may first redact any Confidential Information that is not necessary to disclose to UCL in order to ensure compliance with this Agreement.

3.	FEES AND PAYMENTS
3.1    Upfront Fee. Ocera paid to UCL a non-refundable upfront fee of US$1,000,000 within 45 days after the Effective Date.
3.2    Milestone Payments. Within 45 days following the first occurrence of each of the events set forth below with respect to a Licensed Product, Ocera shall pay to UCL the milestone payment set forth below (whether such milestone is achieved by Ocera or any of its Sublicensees):

Milestone Events for First Dosage Form (e.g., IV), First Indication (e.g., acute hepatic encephalopathy (HE)) of a Licensed Product	Milestone Payment
Completion of Phase III Trial in first Major Country	[*]
Regulatory Approval in first Major Country	[*]
First Commercial Sale in first Major Country	[*]
Milestone Events for First Dosage Form (e.g., IV), Second Indication (e.g., liver cirrhosis) of a Licensed Product	Milestone Payment
Completion of Phase III Trial in first Major Country	[*]
Regulatory Approval in first Major Country	[*]
First Commercial Sale in first Major Country	[*]
Milestone Events for Second Dosage Form (e.g., oral), First Indication (e.g., minimal HE) of a Licensed Product	Milestone Payment
Completion of Phase III Trial in first Major Country	[*]
Regulatory Approval in first Major Country	[*]
First Commercial Sale in first Major Country	[*]

Sales Milestones	Milestone Payment
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
First Calendar Year in which total annual Net Sales of all Licensed Products equal or exceed [*]	[*]
Each of the milestone payments described in this Section 3.2 shall be payable only one time for the first occurrence of the applicable milestone event. For purposes of clarification, all references made to “first Major Country” shall mean the first Major Country in which the particular milestone event is achieved, which may or may not be the same Major Country as that in which an earlier milestone event was achieved for the same Dosage Form and/or Indication of a Licensed Product. The terms ‘first Dosage Form’, ‘second Dosage Form’, ‘first Indication’ and ‘second Indication’ shall apply separately in respect of and according to the order in which the combinations of Dosage Form and Indication meet each milestone event. Should, for example, the first Indication or Dosage Form be abandoned for any reason in the first Major Country and a new Indication or Dosage Form is developed, then that new Indication or Dosage Form shall replace the first Indication or Dosage Form for purposes of the milestone events in this Section 3.2, with milestone payments beginning with the first milestone event to occur following the last milestone event for which a milestone payment has already been made.
In relation to all clinical trials to which the milestone payments described in this Section 3.2 relate, Ocera shall notify UCL of the endpoints or other objectives of the trial and shall promptly notify UCL in writing of the conclusion or completion of the trial together with an evaluation against the original endpoints or other objectives for the purpose of determining “Completion”.
The parties agree that in the event that, following the Effective Date, all Claim Applications have been finally rejected by a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken by either party within the time allowed for appeal in all of the Major Countries, the parties shall, upon written request by Ocera to UCL, negotiate in good faith appropriate modifications to this Section 3.2 to change any outstanding milestone events and reduce the amounts of any milestone payments not yet paid or due to UCL. For the avoidance doubt, UCL shall not be required to repay any sums paid by or due from Ocera in respect of milestone events that have already occurred prior to the discussions referred to in this paragraph.
3.3    Royalties.
(a)    Royalty Rates. During the Royalty Term, Ocera shall pay to UCL royalties on Net Sales of Licensed Products in the Field in the Territory at the following rates, subject to Section 3.3(b), (c) or (d), as applicable, and Section 3.4:
(i)    [*] of that portion of total annual Net Sales of Licensed Products in the Field in the Territory that is less than or equal to [*];
(ii)    [*] of that portion of total annual Net Sales of Licensed Products in the Field in the Territory that is greater than [*] and less than or equal to [*]; and
(iii)    [*] of that portion of total annual Net Sales of Licensed Products in the Field in the Territory that is greater than [*].
(b)    Reduction in Royalty Rates Where There Is No Valid Composition or Use Claim. In any period during the Royalty Term in which there is no Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any country in the Territory, then:
(i)    the royalties due to UCL with respect to such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above if there is no Generic Competition in such country; and
(ii)    the royalties due to UCL with respect to such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to zero if there is Generic Competition in such country.
(c)    Reduction in Royalty Rates Where There Is A Valid Composition or Use Claim in a Major Country. In any period during the Royalty Term in which there is a Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any Major Country in the Territory and there is Generic Competition in such Major Country, then, subject to Section 3.3(e):
(i)    if the market share of such Licensed Product in such Major Country, as reported in sales by Intercontinental Medical Statistics (“IMS”), declines by at least 15% but less than 30% compared to the market share of such Licensed Product in such Major Country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above;
(ii)    if the market share of such Licensed Product in such Major Country, as reported in sales by IMS, declines by at least 30% but less than 45% compared to the market share of such Licensed Product in such Major Country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such Major Country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above; and
(iii)    if the market share of such Licensed Product in such Major Country, as reported in sales by IMS, declines by more than 45% compared to the market share of such Licensed Product in such Major Country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such Major Country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above.
(d)    Reduction in Royalty Rates Where There Is A Valid Composition or Use Claim in a Country Other Than a Major Country. In any period during the Royalty Term in which there is a Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any country in the Territory other than a Major Country and there is Generic Competition in such country, then, subject to Section 3.3(e):
(i)    if the market share of such Licensed Product in such country, as reported in sales by IMS, declines by at least 15% but less than 30% compared to the market share of such Licensed Product in such country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above;
(ii)    if the market share of such Licensed Product in such country, as reported in sales by IMS, declines by at least 30% but less than 45% compared to the market share of such Licensed Product in such country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above;
(iii)    if the market share of such Licensed Product in such country, as reported in sales by IMS, declines by more than 45% compared to the market share of such Licensed Product in such country prior to Generic Competition, then the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to [*] of the royalty rates set forth in Section 3.3(a) above; and
(iv)    notwithstanding the foregoing, if Ocera can demonstrate that sales of such Licensed Product in such country has rendered such Licensed Product unprofitable, then the royalties due to UCL with respect to such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to zero.
(e)    Reduction in Royalty Rates Where There Is A Valid Composition or Use Claim and Ocera Brings an Infringement Action. In any period during the Royalty Term in which there is a Valid Claim within the UCL Patents covering the composition or use of the Compound or Licensed Product in any country in the Territory and there is Generic Competition in such country, and Ocera (or its Sublicensee) initiates an action or proceedings to cease and/or prevent such Generic Competition from commencing and/or continuing in such country as contemplated by Section 5.3, then notwithstanding anything to the contrary set forth herein, the royalties due to UCL for sales of such Licensed Product in such country pursuant to this Section 3.3 shall be reduced to zero. If such action results in termination of the Generic Competition in such country, then any recovery obtained as a result of such action shall be applied in the manner described in Section 5.3, and Ocera shall pay royalties at the then-applicable royalty rate in accordance with this Section 3.3 on any Net Sales of such Licensed Product in such country during the period in which there was Generic Competition where Ocera did not pay previously pay royalties on such Net Sales by virtue of this Section 3.3(e), plus interest on such royalties from the date that such royalties would otherwise have been due at the at a rate equivalent to 2% above the Barclays Bank plc base lending rate then in force in London.
3.4    Royalty Credit. On a Licensed Product-by-Licensed Product basis, in the event that Ocera or any of its Sublicensees, as applicable, obtains a license to any intellectual property rights of a Third Party (a “Third Party License”) in order to avoid infringing such Third Party’s patent(s) in the course of the manufacture, use or sale of Licensed Products, Ocera shall have the right to credit [*] of any payment made to such Third Party under such Third Party License against up to [*] of any royalty otherwise due to UCL hereunder; provided, however, that in no event shall the royalties due to UCL for any Licensed Product in any Calendar Quarter be reduced to less than [*] of the royalties then due and payable to UCL.
3.5    Partnering Opportunities Introduced by UCL. In the event that Ocera enters into a written agreement regarding a Licensed Product with China Medical Systems Holdings, Ltd. and/or any other Third Party which was introduced to Ocera in writing by UCL and/or any Affiliate of UCL on or before the Effective Date, Ocera will pay to UCL, in addition to the milestone payments made by Ocera pursuant to Section 3.2, a percentage of all milestone payments received by Ocera from such Third Parties under such agreements within 45 days of the receipt of such funds at the following rates:
(a)(i)    [*] of any milestone payments received by Ocera from such Third Party for the achievement by such Third Party of any milestone events outlined in Section 3.2 of this Agreement up to, but not including, the milestone event regarding Completion of successful Phase III Trial in the first Major Country for the first Dosage Form, first Indication of Licensed Product; and
(a)(ii)    [*] of any milestone payments received by Ocera from such Third Party for the achievement by such Third Party of any of the remaining milestone event outlined in Section 3.2 of this Agreement, beginning with Completion of successful Phase III Trial in the first Major Country for the first Dosage Form, first Indication of Licensed Product; or
(b)    where the milestone events in Ocera’s written agreement with such Third Party are structured differently to those outlined in Section 3.2 of this Agreement, [*] of any milestone payment received by Ocera from such Third Party relating to the first Dosage Form, first Indication of Licensed Product.
For purposes of clarification, Ocera shall not be obligated to make any payments to UCL under this Section 3.5 unless such Third Party is required under Ocera’s agreement with such Third Party to make such milestone payments to Ocera.

4.	PAYMENT; RECORDS; AUDITS
4.1    Payment; Reports. All payments due to UCL under this Agreement shall be paid within 45 days of the end of each Calendar Quarter, unless otherwise specifically provided herein. Each payment shall be accompanied by a report of Net Sales of Licensed Products by Ocera and its Sublicensees in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation the information set out in Exhibit D. Ocera shall keep, and shall cause its Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit UCL to confirm the accuracy of all payments due hereunder.
4.2    Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. When conversion of payments from any foreign currency is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country where such Net Sales occurred as published by OANDA.com, or such other published currency rate as mutually agreed upon in writing by the parties, during the Calendar Quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by UCL, unless otherwise specified in writing by UCL.
4.3    VAT and Sales Tax. The parties acknowledge that no value added tax, sales tax or similar taxes are payable in respect of any payments made by Ocera to UCL under this Agreement. In the event any such taxes become payable due to a change in the law, the parties shall promptly meet to discuss the change and shall cooperate in good-faith to determine how best to divide and structure payment between the parties so as to minimize the overall tax burden on each party, but in any event Ocera agrees that it shall not be entitled to derive a benefit from any such change in the law and shall pay any such taxes due and owing by Ocera to the extent they are recoverable by Ocera.
4.4    Income Tax Withholding. If any taxes are required by law to be withheld by Ocera, Ocera will (a) deduct such taxes from the payment made to UCL, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to UCL and certify its receipt by the taxing authority within the period for payment permitted by the relevant law. For the avoidance of doubt, any amount withheld by Ocera from any amount payable to UCL under this Agreement for or on account of taxes shall be deemed paid to UCL for purposes of this Agreement. The parties shall cooperate to ensure that all sums payable under this Agreement can be lawfully paid without deduction or withholding of tax, where this is possible under the laws of the relevant jurisdiction, and in particular, UCL will (i) upon execution of this Agreement, (ii) promptly upon reasonable demand by Ocera, and (iii) promptly upon learning that any form previously provided by it has become obsolete or incorrect, deliver to Ocera, or to such government or taxing authority as Ocera reasonably directs, any form or document that may be required or reasonably requested in order to allow Ocera to make any payment under this Agreement without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate (including IRS Form W-8BEN), with any such form or document to be accurate and completed in a manner reasonably satisfactory to Ocera and to be executed and to be delivered with any reasonably required certification. UCL hereby represents that it is a “foreign person” (including within the meanings used in Treasury Regulation § 1.6041-4(a)(4) and in Treasury Regulations §§ 1.1441-1 to —9) for all U.S. federal income tax purposes.
4.5    Audits. During the Term and for a period of three years thereafter, Ocera shall keep (and shall cause its Sublicensees to keep) complete and accurate records pertaining to the

4.6
sale or other disposition of Licensed Products in sufficient detail to permit UCL to confirm the accuracy of all royalty payments due hereunder. UCL shall have the right to cause an independent, certified public accountant reasonably acceptable to Ocera to audit such records (including the records of Ocera’s Sublicensees) to confirm Net Sales and royalty payments for a period covering not more than the three years preceding the date the applicable payment was made. Such audits may be exercised during normal business hours upon a minimum of 60 days prior written notice to Ocera, but no more than frequently than once per year. Prompt adjustments shall be made by the parties to reflect the results of such audit. UCL shall bear the full cost of such audit unless such audit discloses an underpayment by Ocera of more than 5% of the amount of royalty payments due under this Agreement, in which case, Ocera shall bear the full cost of such audit and shall promptly remit to UCL the amount of any underpayment.

5.	INTELLECTUAL PROPERTY
5.1    Patent Prosecution and Maintenance. Ocera shall have first right, but not the obligation, to file, prosecute and maintain all patent applications and patents included in the UCL Patents. UCL and its Affiliates and employees of UCL or its Affiliate shall testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid Ocera to file, prosecute and maintain all such patent applications and patents in all countries. Ocera shall be responsible for all costs, fees and expenses, including attorneys’ fees, incurred from and after the Effective Date in connection with the filing and prosecution of such patent applications and the maintenance of such patents. Ocera shall consult with and take account of any reasonable views expressed by UCL, provided such views are expressed by UCL within any reasonable timeframe notified to UCL by Ocera, on all substantial matters concerning prosecution strategy and shall keep UCL informed of progress with regard to the filing, prosecution and maintenance of the UCL Patents by providing UCL with copies of official actions, amendments and responses with respect to such prosecution. Ocera agrees to notify UCL in writing in a timely manner if it does not desire to support the continued prosecution or appeals or maintenance of any patent applications or patents included in the UCL Patents. In the event Ocera declines to pursue the filing, prosecution or maintenance of any patent applications or patents included in the UCL Patents, UCL may, at its own expense, continue to prosecute or maintain such patent application or patent; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not continuing to prosecute or maintain such patent application or patent. In the event UCL elects to continue such prosecution or maintenance of such patent application or patent in accordance with the immediately preceding sentence, the licence granted to Ocera in respect of such patent application or patent under Section 2.1 shall immediately terminate and the relevant patent application or patent shall cease to be a UCL Patent for the purposes of this Agreement.
5.2    Patent Term Extension and Restoration. The parties shall cooperate in obtaining any patent term extension, restoration or supplemental protection certificates or their equivalents in any country where applicable to UCL Patents. Ocera shall have first right, but not the obligation, to elect to seek such patent term extension, restoration or supplemental protection, and UCL shall abide by such election and shall take reasonable steps to assist Ocera in obtaining any such patent term extension, restoration or supplemental protection, including by providing

5.3
Ocera with copies of any Information Controlled by UCL which is reasonably necessary or useful in connection therewith; provided that Ocera will first discuss with UCL and consider in good faith any reasons for not seeking such patent term extension, restoration or supplemental protection. In the event and to the extent Ocera declines to exercise its right in respect of any patent, whether any patent within the UCL Patents or any other patent relating to a Licensed Product, UCL shall have the right, at its own expense, to make the election to seek the relevant patent term extension, restoration or supplemental protection, and Ocera shall abide by such election and shall take reasonable steps to assist UCL in obtaining any such patent term extension, restoration or supplemental protection, including by providing UCL with copies of any Information Controlled by Ocera which is reasonably necessary or useful in connection therewith; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not seeking such patent term extension, restoration or supplemental protection.
5.4    Infringement by Third Parties. UCL and Ocera shall promptly notify the other in writing of any alleged or threatened infringement of any UCL Patent of which they become aware. Ocera shall have the first right to bring and control any action or proceeding with respect to infringement of any of the UCL Patents in the Territory at its own expense and by counsel of its own choice, and UCL shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Ocera fails to bring an action or proceeding within (a) 90 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, UCL shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Ocera shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not bringing such an action. The party that brings and controls such action or proceeding shall keep the other party updated regarding the status and costs of such action or proceeding. In no event shall either party admit the invalidity of, or after exercising its right to bring and control an action under this Section 5.3, fail to defend the validity of, any UCL Patent without the other party’s prior written consent. Neither party shall have the right to settle any patent infringement litigation under this Section 5.3 relating to any UCL Patent without the prior written consent of the other party, which shall not be unreasonably withheld. Except as otherwise agreed by the parties as part of a cost-sharing arrangement, any recovery obtained by either party in connection with or as a result of any action contemplated by this Section 5.3, whether by settlement or otherwise, shall be shared in order as follows: (i) the party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action; (ii) the other party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; (iii) where Ocera initiated and prosecuted the action, any remaining amounts after such reimbursement of the parties’ costs and expenses that are attributable to lost sales or lost profits with respect to Licensed Products shall be treated as Net Sales of Licensed Products for purposes of this Agreement; and (iv) any other remaining amounts after such reimbursement of the parties’ costs and expenses shall belong to the party that brought and controlled such action. Where any party to any patent infringement litigation contemplated by this Section 5.3 counterclaims for revocation of any of the UCL Patents then, where Ocera has initiated and prosecuted such litigation, Ocera shall notify UCL of such counterclaims and Section 5.4 shall apply in respect of such counterclaims.
5.5    Revocation. UCL and Ocera shall promptly notify the other in writing of the commencement of any proceeding where the validity of any of the UCL Patents is at issue, including opposition proceedings in respect of European patents and interference proceedings in respect of US patents (“Revocation Proceedings”). Ocera shall have the first right but not the obligation to defend the Revocation Proceedings. If Ocera does not wish to defend or continue to defend Revocation Proceedings then Ocera shall notify UCL and UCL may at its own cost and expense defend or continue to defend such Revocation Proceedings; provided that UCL will first discuss with Ocera and consider in good faith any reasons for not defending or continuing to defend the Revocation Proceedings. Each party shall provide, subject to the availability of suitably qualified staff, with such assistance as the other party shall reasonably request in connection with any Revocation Proceedings (providing the requesting party agrees to pay the other party’s reasonable out-of-pocket expenses properly incurred in providing the requested assistance). For the avoidance of doubt, in no circumstances shall UCL be required to refund any payments previously made under this Agreement including in the case where a UCL Patent is wholly or partly revoked, cancelled or otherwise cease to be in force.
5.6    Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activities pursuant to this Agreement infringe or may infringe the intellectual property rights of such Third Party. UCL shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by UCL’s activities at its own expense and by counsel of its own choice, and Ocera shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Ocera shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Ocera’s activities at its own expense and by counsel of its own choice, and UCL shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 5.5 in a manner that diminishes the rights or interests of the other party without the written consent of such other party, which shall not be unreasonably withheld.

6.	REPRESENTATIONS AND WARRANTIES
6.1    Mutual Representations and Warranties. Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
6.2    UCL Representations and Warranties. UCL represents and warrants to Ocera that, as of the Effective Date:
(a)    UCL is the sole owner of all UCL Patents and any rights in the UCL Know-How.
(b)    UCL has the right, power and authority to grant the licenses contemplated under this Agreement.
(c)    To UCL’s knowledge, without having made any searches or enquiries, the practice of the UCL Technology to develop or commercialize Compounds or Licensed Products in the Field in the Territory by UCL or its Affiliates prior to the Effective Date does not infringe any issued Patents of any Third Party, and UCL has received no written notice, and does not have knowledge of any threat or claim, of infringement or misappropriation of any alleged rights asserted by any Third Party against UCL or any of its Affiliates in relation to the UCL Technology.
(d)    To UCL’s knowledge, without having made any searches or enquiries, there is no Information that UCL or any of its Affiliates Controls which relates directly to the Compound in the Field in the Territory other than the UCL Know-How.
(e)    All inventors of any inventions claimed by the UCL Patents were employees or contractors of UCL or its Affiliate at the time such invention was made and have an obligation to assign their entire right, title and interest in and to such inventions and the corresponding UCL Patents to UCL, and, to UCL’s knowledge, no person, other than those persons named as inventors in any UCL Patents, is an inventor of the invention(s) claimed in such UCL Patents.
(f)    UCL has not received written notice concerning the institution or possible institution of any interference, reexamination, reissue, revocation or nullification proceeding involving any UCL Patents.
For the purposes of this Section 6.2, “UCL’s knowledge” shall be limited to the actual knowledge as at the Effective Date of the Business Managers and Directors of UCL.
6.3    Disclaimer. Except as expressly set forth herein, THE COMPOUNDS, TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (a) the success of any Compound or Licensed Product or (b) the safety or usefulness for any purpose of the technology it provides hereunder.
6.4    Limitation of Liability. EXCEPT FOR PAYMENTS UNDER SECTION 3 OR LIABILITY FOR BREACH OF SECTION 7, NEITHER PARTY SHALL BE ENTITLED TO

6.5
RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 6.4 shall not be construed to limit Ocera’s indemnification obligations under Section 9.1. Except for liability for breach by UCL of its obligations with respect to the license granted to Ocera under Section 2.1, or for breach by UCL of Section 7, UCL’s liability, whether arising under this Agreement or arising in relation to any activities contemplated by this Agreement, shall to the maximum extent permitted by all applicable law, not exceed $10 million or the total amount received by UCL under this Agreement as of the date of any claim, whichever is greater.
6.5    Notwithstanding anything to the contrary in Section 6.4, nothing in this Agreement limits or excludes either party’s liability for (a) death or personal injury or (b) fraud.

7.	CONFIDENTIALITY
7.1    Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Information furnished to it by the other party pursuant to this Agreement or the Nondisclosure Agreement, whether in oral, written, graphic or electronic form (collectively, “Confidential Information”). Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its (but no less than reasonable care) own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.
7.2    Exceptions. Confidential Information shall not include any information which the receiving party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is the subject of a written permission to disclose provided by the disclosing party.
7.3    Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing or prosecuting Patents as permitted by this Agreement;
(b)    regulatory filings for Licensed Products by Ocera and its Sublicensees;
(c)    prosecuting or defending litigation as permitted by this Agreement;
(d)    complying with applicable court orders or governmental regulations;
(e)    disclosure to Affiliates, Sublicensees, employees, consultants and agents in connection with performance of activities contemplated by this Agreement or to other Third Parties in connection with due diligence or similar investigations by such Third Party relating to this Agreement, including, without limitation, disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, Sublicensee, employee, consultant, agent or Third Party agrees to be bound by at least equivalent terms of confidentiality and non-use to those set forth in this Section 7.
Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 7.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure, take into account the reasonable requests of the other party in relation to the content of such disclosure, and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by applicable laws, rules or regulations.
7.4    Publications. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding research or development activities with respect to the Compound and Licensed Products, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, a party shall have the right to review and comment on any material proposed for disclosure or publication by the other party, such as by oral presentation, manuscript or abstract, which includes information related to (i) the Compound and/or Licensed Products to the extent that such material is proposed for disclosure by Professor Rajiv Jalan and the members of his research team working at the University or (ii) any Confidential Information of such party. Before any such material is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least 30 days prior to submitting the material to a publisher or initiating any other disclosure. Such other party shall review any such material and give its comments to the party proposing publication within 15 days of the delivery of such material to such other party. With respect to oral presentation materials and abstracts, such other party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the party proposing publication with appropriate comments, if any, but in no event later than 15 days from the date of delivery to the non-publishing party. The publishing party shall comply with the other party’s request to delete references to the Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional 90 days for the purpose of preparing and filing appropriate patent applications.
7.5    Publicity. It is understood that the parties intend to coordinate the issuance of press releases announcing the execution of this Agreement and agree that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities

7.6
hereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases and shall provide comments on such releases within five days of receipt, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the initial press releases announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith. Ocera shall not use the name or logo of UCL or the University in any press release or product advertising, or for any other promotional purpose, without first obtaining UCL’s written consent; provided that Ocera need only obtain prior written consent one time for disclosure of the name or logo of UCL or the University for use in a particular context and where the name or logo of UCL or the University is being used in the same way as has previously been approved by UCL.

8.	TERM AND TERMINATION
8.1    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in each country in the Territory until the expiration of the last Royalty Term in such country, unless earlier terminated in accordance with Section 8.2. After the expiration of this Agreement, on a country-by-country basis, in each country in the Territory, Ocera will retain the licenses granted under Section 2.1, except that such licenses shall be fully paid-up and royalty‑free. For the avoidance of doubt, such fully paid up and royalty free licences only apply upon expiration of this Agreement as opposed to earlier termination under Section 8.2.
8.2    Termination.
(a)    Termination for Cause. Each party shall have the right to terminate this Agreement upon 60 days’ prior written notice to the other party upon the occurrence of any of the following:
(i)    Upon or after (1) an order is made or a resolution is passed for the winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation), (2) a liquidator, administrative receiver, receiver, or trustee is appointed in respect of a material part of the other party’s assets or business, (3) as a consequence of financial difficulties the other party makes or proposes any voluntary arrangement with its creditors, (4) the other party ceases to continue its business, (5) the other party becomes unable to pay its debts as and when they fall due or (6) as a consequence of debt and/or maladministration, the other party takes or suffers any similar or analogous action to those listed in (1) - (5) above; or
(ii)    Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach where it is capable of being cured within the 60-day period following written notice of termination by the non-breaching party. Material provisions shall for the purposes of this Subsection 8.2(a)(ii) include without limitation Sections 2.1, 2.2, 2.6, 2.7, 2.8, 3.1, 3.2, 3.3, 3.5, 4.1, 4.2, 4.4, 4.5, 5, 7, 8.3, 9.1, 9.2, 10.1 and 10.6.
(b)    Termination by Ocera. Ocera shall have the right to terminate this Agreement for any reason upon 90 days’ prior written notice to UCL.
(c)    Termination by UCL. Without prejudice to any other right or remedy, UCL shall have the right to terminate this Agreement if Ocera or any of its Sublicensees or Affiliates challenge, petition to revoke, oppose or otherwise dispute, or directly or indirectly assist any Third Party to challenge, petition to revoke, oppose or otherwise dispute, the validity and/or scope of any of the UCL Patents including the validity of any of the claims of the UCL Patents.
8.3    Effect of Termination; Surviving Obligations.
(a)    Upon termination of this Agreement for any reason:
(i)    except as otherwise provided in Section 8.3(a)(ii), all rights under the license granted by UCL to Ocera under Section 2.1 shall automatically terminate and revert to UCL;
(ii)    UCL shall, and it hereby does, grant to Ocera a fully-paid, perpetual, irrevocable, worldwide, exclusive, royalty-free license, with the right to sublicense and further sublicense, to use the Licensed Results (as defined in clause 4.4 of the Collaboration Agreement) for any and all uses and UCL shall provide to Ocera copies of any materials forming part of the Licensed Results in its possession to the extent such materials are reasonably necessary in order to enable the practice of such license;
(iii)    any Sublicence Agreements granted under Section 2.8 by Ocera shall remain in effect, but shall be assigned to UCL;
(iv)    Ocera shall return all UCL Know-How in its possession (except for any and all UCL Know-How to which Ocera retains a license under Section 8.3(a)(ii)) to UCL within 60 days of such termination;
(v)    UCL shall have the option to acquire from Ocera, subject to the negotiation of mutually agreeable terms, all regulatory approvals, clinical data and other similar information and items related to the Compound and Licensed Product owned by Ocera; and
(vi)    Ocera shall within 30 days following expiry or termination pay to UCL all sums due to it under this Agreement in respect of the period up to and including the date of expiration or termination, including without limitation any sums due pursuant to Section 3.
(b)    Following the expiration of the Term under Section 8.1, Ocera will retain the licenses granted to it under Section 2, except that all such licenses shall be fully paid and irrevocable.
(c)    Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Except as otherwise provided herein, the provisions of Section 1, 3 (to the extent sums remain payable), 4, 5.5, 6.3, 6.4, 6.5, 7.1, 7.2, 7.3, 7.5, 8.3, 8.4, 8.5, 9 and 10 shall survive the expiration or termination of this Agreement. In addition, Section 8.1 shall survive any expiration of this Agreement. Termination of this Agreement shall not limit any other rights and remedies of the parties.
(d)    Within 30 days following the expiration or termination of this Agreement, except to the extent and for so long as a party retains license rights under Section 8.3(a) or (b), each party shall deliver to the other party any and all Confidential Information of the other party in its possession.
8.4    Exercise of Right to Terminate. The use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.
8.5    Damages; Relief. Subject to Section 8.4 above, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

9.	INDEMNIFICATION
9.1    Indemnification by Ocera. Ocera hereby agrees to save, defend and hold UCL and its Affiliates and their respective directors, officers, employees and agents (each, a “UCL Indemnitee”) harmless from and against any and all demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any UCL Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (i) the practice by Ocera of any license granted to it under Section 2.1; or (ii) the manufacture, use, handling, storage, sale or other disposition of any Licensed Product by Ocera or any of its Sublicensees; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any UCL Indemnitee or the breach by UCL of any material warranty, representation, covenant or agreement made by UCL in this Agreement.
9.2    Insurance. Ocera shall effect and maintain at its own expense comprehensive general commercial liability insurance (including product liability coverage for the Licensed Products), in the sum of not less than US $1,000,000 per claim and US $5,000,000 in aggregate. Ocera shall at its own expense increase the value and scope of its insurance as necessary to provide coverage for its development and commercialization of the Licensed Products, consistent with industry standards. The insurance required under this Section 9.2 shall be effected and maintained to ensure that Ocera is covered at all times under such insurance during the Term relating to the Licensed Products. Annually, Ocera shall promptly provide to UCL a certificate of insurance reflecting that the insurance coverage required under this Article 9.2 is in effect. If Ocera fails to comply with its obligations under this Section 9.2 then UCL may obtain any such insurance and Ocera shall pay UCL the cost thereof on demand.
9.3    Control of Defense. Any entity entitled to indemnification under this Section 9 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.

10.	GENERAL PROVISIONS
10.1    Dispute Resolution.

a.
In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the parties shall try to settle their differences amicably between themselves first, by referring the disputed matter to the Chief Executive Officer of Ocera and the Managing Director of UCL. Either party may initiate such informal dispute resolution by sending written notice of the dispute to the other party, and, within 15 days after such notice (or such longer period as may be agreed by the parties), such representatives of the parties shall meet for attempted resolution by good faith negotiations.

b.
If the representative of the parties have not been able to resolve the dispute within 15 days after such meeting or if the representatives of either party will not meet the other, then, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, shall be referred to and resolved by final and binding compulsory arbitration in London, England (or other location agreed in writing by the parties) pursuant to and in accordance with the then-current rules of the London Court of International Arbitration.

c.
The arbitration shall be conducted by one arbitrator to be mutually agreed upon by the parties. Within 15 days after the reference of the dispute to binding arbitration, the parties shall select one person to act as the arbitrator; provided, however, that if the parties are unable to agree upon an arbitrator within 15 days after the reference of the dispute to binding arbitration, then the arbitrator shall be appointed in accordance with the rules of the London Court of International Arbitration.

d.
Either party may apply to the arbitrator for interim injunctive relief until the arbitrator has rendered his or her award or the controversy is otherwise resolved. Either party may also, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitrator’s decision.

e.
The arbitrator shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. The arbitrator may award compound interest at commercial rates. The arbitrator may also award interim relief and grant specific performance.

f.
Any award rendered in such arbitration shall be in writing and state the reasons upon which it is based and shall be final and binding on the parties, who undertake to carry it out without recourse to any judicial proceedings in any jurisdiction whatsoever seeking annulment, setting aside, modification or any diminution or impairment of its terms or effect.

g.
Each party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration, provided that the arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable costs and expenses, including reasonable attorneys’ fees, in connection with arbitration of such controversy or claim.

h.
By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial and certain rights of appeal.

i.
Notwithstanding anything to the contrary in this Section 10.1, any dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright, (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, shall not be subject to the arbitration provisions of this Section 10.1 and shall be subject to the exclusive jurisdiction of the courts of England and Wales.

10.2    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of England and Wales, excluding its conflicts of laws principles.
10.3    Entire Agreement; Modification. This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including the Nondisclosure Agreement and the Original Agreement, but excluding the Collaboration Agreement. Each party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Agreement. Each party waives all rights and remedies which, but for this Section 10.3, might otherwise be available to it in respect of such statement, representation, assurance or warranty. Nothing in this Section 10.3 shall limit or exclude any liability for fraud. This Agreement may

10.4
only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.
10.5    Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.
10.6    Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.
10.7    Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably conditioned, delayed or withheld); provided, however, that Ocera may assign this Agreement and its rights and obligations hereunder without UCL’s consent in connection with the transfer or sale of all or substantially all of the business of Ocera relating to Licensed Products to a Third Party, whether by merger, sale of stock, sale of assets or otherwise.
The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.
10.8    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, and the Contract (Rights of Third Parties) Act 1999 shall not apply to this Agreement save that the University shall be entitled to enforce Section 9.2. Notwithstanding the foregoing, the consent of the University shall not be required in the event that the parties vary or terminate this agreement by mutual agreement.
10.9    Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
10.10    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by

10.11
prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, five days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.
If to Ocera, notices must be addressed to:
Ocera Therapeutics, Inc.
12651 High Bluff Drive, Suite 230
San Diego, CA 92130
United States of America
Attention: Chief Executive Officer
Telephone: (858) 436-3900
Facsimile: (858) 436-3999

If to UCL, notices must be addressed to:
UCL Business PLC
97 Tottenham Court Road
London, W1T 4TP
England
Attention: Managing Director
Telephone: + 44 (0) 20 7679 9000
Facsimile: + 44 (0) 20 7679 9838

10.12    Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three‑month period, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 8.3, 8.4 and 8.5.
10.13    Interpretation.
(a)    Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are

(b)
inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.
(c)    Singular & Plural; Interpretation of Other Terms. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter. Use of the word “including” in this Agreement shall be deemed to be followed by the phrase “without limitation” or like expression and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP consistently applied, but only to the extent consistent with its usage and the other definitions in this Agreement.
(d)    Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.
(e)    Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.
(f)    Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.
(g)    English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.
(h)    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDED AND RESTATED LICENSE AGREEMENT as of the date first written above.
UCL BUSINESS PLC                    OCERA THERAPEUTICS, INC.
By:    C.A. TARHAN                By:    LAURENT FISCHER
Name:    C.A. TARHAN                Name:    LAURENT FISCHER, M.D.
Title:    MANAGING DIRECTOR            Title:    PRESIDENT & CEO
By:    s/ANNE LANE
Name:    ANNE LANE
Title:    EXECUTIVE DIRECTOR

EXHIBIT A
UCL Patents

Country	Application type	Status	Application Number	Filing date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

EXHIBIT B
UCL Know-How
All the UCL Know how has been provided to Ocera as part of the due diligence documents sent in August 2008. These can be classified as follows:

a. Published information, relating to the background. [See Publications section of the due diligence package].

b. Grant Applications to study L-ornithine Phenylacetate. [See MRC Award for clinical trials section of the due diligence package].

c. Published information specifically relating to the technology: [See Publications section of the due diligence package; Academic Papers: PUB7; and folder: Abstracts and Presentations] [See POC Clinical Trials section of the due diligence package].

d. Unpublished information on the subject which has been submitted but awaiting resubmission. [See Animal Studies section of the due diligence package].

e. Data referring to technology that have been presented at meetings. [See Publications section of the due diligence package; Abstracts and Presentations].

f. Data with respect to the OP salt: [See Regarding New Salt section of the due diligence package].

g. On-going but still incomplete studies:

1.	Evaluation of OP vs. Placebo in a rat model of Cirrhosis. [Funding: Liver Failure Labs, UCLB]

a.	Submitted to Hepatology. Comments to extend the model to 10 days to show effect and neuropsychological tests

i.	Studies extended to 10 days, demonstration of synergy and persistent ammonia reduction [approx 50 rats]

ii.	Neuropsychological studies underway [12 rats]

iii.	TO DO: Amino acids and Phenylacetylglutamine

iv.	Resubmit paper by end Nov. 2008

2.	Evaluation of OP vs. Placebo in a devascularised pigs [Funding: Liver Failure Labs and Norwegian Medical research council]

a.	On going studies/to finish

i.	Interorgan Metabolism of ammonia and amino acids

ii.	Brain Histology

iii.	Brain Microdialysis

iv.	White matter vs. Grey matter

v.	Discovery: LCMS and NMR spectroscopy

3.	OP vs. Placebo in Cirrhotic Rats [PK/PD study] [Funding: UCLB]

a.	On-going: Aim to determine best dose and combination of administration [n=48]

b.	End Points: Ammonia, Amino acid; PAG; Brain Water

i.	Single Bolus

ii.	Bolus followed by Infusion for 6 hours

iii.	Bolus followed by infusion for 16 hours

iv.	Bolus followed by Infusion for 24 hours

v.	O:P: 1:1

vi.	O:P: 2:1

vii.	O:P: 1:2

viii.	Total dose: 0.1; 0.3 and 0.6 gm/Kg

c.	Effectiveness

i.	Neuropsychology

4.	Inflammation, Ammonia and the Brain

a.	Study in Cirrhotic rats treated with LPS. Randomised to OP, OP + Infliximab; OP alone or Infliximab alone

b.	N=24 rats

c.	It may be worth considering trialling AST 12O either by itself or together with OP in this model.

d.	Data needs analysis

EXHIBIT C
Consultation Rates

We provide a range of consultancy rates to reflect various UCL or University employees that may be required to provide Ocera with further assistance beyond that agreed in 2.6. All such additional work will have the prior written approval of Ocera so that UCL and Ocera can discuss the level of expertise and materials required by Ocera.

A per day (p. d.) rate is calculated as 7 hrs and includes overheads. Technician through to Research Associate £200 - £400 p. d., Junior to Senior Lecturer £600-800 p. d., Reader £1000 p.d, Professor £1,250 to £1,500 p.d.
Exhibit D
Royalty Statements

1.	In respect of each country where Licensed Products were supplied during a Calendar Quarter:-

1.1.	the Net Sales of each type of Licensed Product supplied expressed both in local currency and in U.S. Dollars together with conversion rates used;

1.2.	the royalty rate applicable to each type of Licensed Product supplied in that country;

1.3.	the calculation of the royalties payable in respect of each type of Licensed Product; and

1.4.	the total amount of royalties payable in respect of that country;

2.	For the world as a whole:-

2.1.	the total amount of royalties payable under Section 3.3;

2.2.	the amount of any deduction made pursuant to Sections 1.24, 3.3 and 3.4; and

2.3.	the amount of any withholding tax deducted pursuant to Section 4.4.

3.
In respect of any Licensed Products sold or disposed of between or among Ocera and its Affiliates for resale or supplied in any other circumstances other than an arm’s-length transaction exclusively for money, pursuant to Section 1.24:-

3.1.	the amount of each type of Licensed Product supplied; and

3.2.	the actual price at which the Licensed Products were supplied and the nature and value of any other consideration provided for the Licensed Products.

Exhibit E
Experts Procedure

1.
Any dispute arising out of or in connection with Section 1.24 of this Agreement and/or its performance shall be referred to an expert by either party serving on the other party notice (“Referral Notice”) that it wishes to refer the dispute to an expert

2.
The dispute shall be determined by a single independent impartial expert who shall be agreed between the parties or, in the absence of agreement between the parties within 30 days of the service of a Referral Notice, be appointed by the then President of the Institute of Chartered Accountants or any successor organisation thereto.

3.
30 days after the appointment of the expert pursuant to paragraph 2 both parties shall exchange simultaneously statements of case in no more than 10,000 words, in total, and each side shall simultaneously send a copy of its statement of case to the expert.

4.
Each party may, within 30 days of the date of exchange of statement of case pursuant to paragraph 3, serve a reply to the other side's statement of case in no more than 10,000 words. A copy of any such reply shall be simultaneously sent to the expert.

5.
Subject to paragraph 8, there shall be no oral hearing. The expert shall issue his decision in writing to both parties within 30 days of the date of service of the last reply pursuant to paragraph 4 above or, in the absence of receipt of any replies, within 60 days of the date of exchange pursuant to paragraph 3.

6.	The seat of the dispute resolution shall be the normal place of residence of the expert.

7.	The language of the dispute resolution shall be English.

8.
The expert shall not have power to alter, amend or add to the provisions of this Agreement, except that the expert shall have the power to decide all procedural matters relating to the dispute, and may call for a one day hearing if desirable and appropriate.

9.
The expert shall have the power to request copies of any documents in the possession and/or control of the parties which may be relevant to the dispute. The parties shall forthwith provide to the expert and the other party copies of any documents so requested by the expert.

10.	The expert shall decide the dispute as an expert and not as an arbitrator.

11.
The decision of the expert shall be final and binding upon both parties except in the case of manifest error. The parties hereby exclude any rights of application or appeal to any court, to the extent that they may validly so agree, and in particular in connection with any question of law arising in the course of the reference out of the award.

12.
The expert shall determine the proportions in which the parties shall pay the costs of the expert's procedure. The expert shall have the authority to order that all or a part of the legal or other costs of a party shall be paid by the other party.

13.
All documents and information disclosed in the course of the expert proceedings and the decision and award of the expert shall be kept strictly confidential by the recipient and shall not be used by the recipient for any purpose except for the purposes of the proceedings and/or the enforcement of the expert’s decision and award.

14.
The parties shall not, and shall procure that their respective Affiliates and Sublicensees shall not, make any announcement, or comment upon, or originate any publicity, or otherwise provide any information to any Third Party (other than its legal advisors) concerning the experts proceedings including the fact that the parties are in dispute, the existence of the experts proceedings, and/or any decision or award of the expert.

1
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